UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AngioDynamics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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14 Plaza Drive

Latham, New York 12110

(518) 798-1215

September 6, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on Monday, October 17, 2011 at 2:00 p.m., at the Marriott Marquis, 1535 Broadway, New York, New York 10036.

At this year’s Annual Meeting you will be asked to:

(i)	consider and vote upon a proposal to elect three directors;

(ii)	consider and vote upon a proposal to ratify the appointment of AngioDynamics’ independent registered public accountants;

(iii)	consider and vote upon a proposal to amend AngioDynamics 2004 Stock and Incentive Award Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,750,000 to 4,750,000;

(iv)	approve the performance objectives under the AngioDynamics 2004 Stock and Incentive Award Plan, in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code;

(v)	hold a “Say-on-Pay” advisory vote on the approval of the compensation of our named executive officers;

(vi)	hold a “Say-When-On-Pay” advisory vote on a non-binding resolution to determine whether our shareholders will be asked to approve the compensation of our named executive officers every one, two or three years; and

(vii)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As we did last year, we are pleased to furnish proxy materials to our shareholders over the Internet. Instead of mailing printed copies to each shareholder, we are mailing a Notice Regarding Internet Availability which contains instructions on how to access your proxy materials, how each shareholder can receive a paper copy of proxy materials, including this Proxy Statement, our annual report on Form 10-K and a form of proxy card, and how to access your proxy card to vote through the Internet or by telephone. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting.

Your Board of Directors unanimously believes that election of its nominees for directors, ratification of independent registered public accountants, amendment to AngioDynamics Stock and Incentive Award Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,750,000 to 4,750,000, approval of the compensation of our named executive officers, and frequency of every year for holding an advisory vote on the compensation of our named executive officers are in the best interests of AngioDynamics and its shareholders, and, accordingly, recommends a vote “FOR” each proposal.

In addition to the business to be transacted as described above, management will address shareholders with respect to AngioDynamics’ developments of the past year and respond to comments and questions of general interest to shareholders.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you requested and received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. Voting by proxy will ensure your shares are represented at the Annual Meeting. As a result of changes in applicable law, banks and brokers can no longer exercise discretionary voting in uncontested elections of directors. If you are not a shareholder of record, please follow the instructions provided by the shareholder of record (your bank or broker) so that your shares are voted at the meeting on all matters.

Sincerely,

Scott J. Solano

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 6, 2011

The 2011 Annual Meeting of Shareholders of AngioDynamics, Inc. will be held at the Marriott Marquis, 1535 Broadway, New York, New York 10036, on Monday, October 17, 2011 at 2:00 p.m. for the following purposes:

1.	to elect three Class II directors of AngioDynamics, each for a term of three years;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2012;

3.	to amend AngioDynamics 2004 Stock and Incentive Award Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,750,000 to 4,750,000;

4.	to approve the performance objectives under the AngioDynamics 2004 Stock and Incentive Award Plan, in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code;

5.	to hold a “Say-on-Pay” advisory vote on the approval of the compensation of our named executive officers;

6.	to hold a “Say-When-On-Pay” advisory vote on a non-binding resolution to determine whether our shareholders will be asked to approve the compensation of our named executive officers every one, two or three years; and

7.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders who held shares at the close of business on Friday, August 19, 2011, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. Directions to the Annual Meeting can be found at www.Marriott.com.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. Please see the instructions below under the heading—Voting of Proxies.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

By Order of the Board of Directors,

Gregory J. Champion, Secretary

Albany, New York

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on October 17, 2011.

Our Proxy Statement for the Annual Meeting of Shareholders, the proxy card, and annual report on Form 10-K for our fiscal year ended May 31, 2011 are available on the following website: www.proxyvote.com. To view materials via the Internet please follow the instructions set forth on the Notice Regarding Internet Availability mailed to all shareholders of record on or about September 6, 2011.

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ANGIODYNAMICS, INC.

14 Plaza Drive

Latham, New York 12110

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF ANGIODYNAMICS, INC.

October 17, 2011

Introduction

This proxy statement is being furnished to the shareholders of AngioDynamics, Inc. by the Board of Directors of AngioDynamics in connection with the solicitation of proxies for use at our 2011 Annual Meeting of Shareholders to be held at the Marriott Marquis, 1535 Broadway, New York, New York 10036, on Monday, October 17, 2011 at 2:00 p.m., or at any adjournment or postponement thereof. Unless the context otherwise requires, “we,” “us,” “the Company,” and similar terms refer to AngioDynamics, Inc.

Our principal executive offices are located at 14 Plaza Drive, Latham, New York 12110.

Notice of Electronic Availability of Proxy Statement and Annual Report

We are making this proxy statement and our annual report on Form 10-K available to our shareholders electronically via the Internet. On September 6, 2011, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our annual report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report on Form 10-K on the Internet. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Proposals to be Considered

At the annual meeting, we will ask holders of our common stock to consider and vote upon the following items:

1. Election of Directors

The election of three of AngioDynamics’ eight directors, namely Vincent A. Bucci, Joseph M. DeVivo and Howard W. Donnelly. If elected, these Class II directors will each serve until the 2014 Annual Meeting of Shareholders and their respective successors are duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2012.

3. Amendment to AngioDynamics 2004 Stock and Incentive Plan

Approval of an amendment to AngioDynamics 2004 Stock and Incentive Award Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,750,000 shares to 4,750,000 shares.

4. Approval of Performance Objectives under the AngioDynamics 2004 Stock and Incentive Award Plan.

Approval of the performance objectives under the AngioDynamics 2004 Stock and Incentive Award Plan, in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code.

5. Advisory Vote on the Compensation of our Named Executive Officers

A “Say-on-Pay” advisory vote on the approval of the compensation of our named executive officers.

6. Advisory Vote on the Frequency of “Say-on-Pay” Vote

A “Say-When-on-Pay” advisory vote on the approval of the frequency of shareholder votes on compensation of our named executive officers.

Record Date; Voting Securities

Shareholders of record at the close of business on August 19, 2011, the record date for the annual meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date there were 25,128,738 outstanding shares of our common stock entitled to notice of and to vote at the annual meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 14 Plaza Drive, Latham, New York 12110, by contacting our General Counsel.

Votes Required

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present.

Under Delaware law and AngioDynamics’ Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended May 31, 2012, the amendment of AngioDynamics 2004 Stock and Incentive Award Plan and the approval of performance objectives under the AngioDynamics 2004 Stock and Incentive Award Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. For the “Say-on-Pay” advisory vote, a majority of the votes cast will reflect the advice of the shareholders. For the “Say-When-on-Pay” advisory vote, the plurality of votes cast will reflect the choice of the shareholders (i.e. the frequency that receives the highest number of votes cast, even if not a majority). A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Voting of Proxies

Shares of our common stock will be voted in accordance with the instructions contained in the proxies. If you return a signed proxy card without indicating your vote, your shares will be voted:

•	“FOR” the election as directors of the persons who have been nominated by the Board of Directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2012;

•

“FOR” the approval of the amendment to AngioDynamics 2004 Stock and Incentive Award Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,750,000 to 4,750,000;

•

“FOR” the approval of performance objectives under the AngioDynamics 2004 Stock and Incentive Award Plan, in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code;

•	“FOR” the approval of the compensation of our named executive officers;

•	“FOR” the approval of an every year advisory vote on the compensation of our named executive officers; and

•

with respect to any other matter that may properly be brought before the annual meeting in accordance with the judgment of the person or persons voting. We do not expect that any matter other than as described in this proxy statement will be brought before the annual meeting.

Revocability of Proxies; How to Vote

The grant of a proxy does not preclude a shareholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	delivering to our Secretary prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy;

•	timely delivering to us a signed proxy card with a date later than your previously delivered proxy;

•	granting a subsequent proxy through the Internet or telephone; or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date.

If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the “shareholder of record.” On September 6, 2011 we mailed to you a Notice containing instructions on how to access this proxy statement and our annual report and vote online.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to the use of the mail and the Internet, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of eight directors. The board is classified into three classes, each of which has a staggered three-year term. At the annual meeting, our shareholders will elect three Class II directors. If elected, Vincent A. Bucci, Joseph M. DeVivo and Howard W. Donnelly will hold office until the Annual Meeting of Shareholders to be held in 2014 and until their successors are duly elected and qualified. The Class I directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees named below as directors of AngioDynamics. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting.

The current term of Vincent A. Bucci and Howard W. Donnelly expires at the 2011 annual meeting and when his respective successor is duly elected and qualified. Joseph M. DeVivo is a nominee for election to our board for the first time. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. Should any of the nominees not remain a candidate for election at the date of the annual meeting, proxies will be voted in favor of the nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

Set forth below are the names, principal occupations and director positions on public companies, in each case, for the past five years, ages of the directors and nominees and information relating to other positions held by them with us and other companies. Additionally, there is a brief discussion of each director’s and nominee’s experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. There are no family relationships between or among any of the directors, executive officers and nominees for director.

Nominees to Serve as Class II Directors (Term expiring at the 2014 Annual Meeting):

Vincent A. Bucci, age 56, joined our Board of Directors in January 2007 and was named Chairman in July 2007. From 1999 to 2007, Mr. Bucci served as Chairman of the Board of Directors of RITA Medical Systems, Inc., which we acquired in January 2007. In addition, Mr. Bucci serves as Chairman of the Board of IMI Intelligent Medical Implants GmbH and as a director of Northwood Medical Implants, a London based company. Since 1992, Mr. Bucci has been President of Health Policy Associates, Inc., a consulting company he founded. Prior to that, Mr. Bucci spent 11 years with Pfizer Hospital Products Group. Mr. Bucci holds a B.A. from Bates College and a J.D. in Public Law and an M.A. in Government, both from Georgetown University.

Mr. Bucci, through his 30 years of management, governance and FDA regulatory experience as Chairman of our board and RITA’s board and as president of Health Policy Associates, provides valuable strategic counsel and business leadership to our board.

Joseph M. DeVivo, age 44, was appointed President and Chief Executive Officer on August 15, 2011, effective September 7, 2011. Prior to his appointment as President and Chief Executive Officer, Mr. DeVivo served as Global President of Smith & Nephew Orthopedics, a provider of medical devices operating in the orthopedics, endoscopy and advanced wound management markets, from June 2007 to August 2011. From August 2003 until its acquisition by AngioDynamics in January 2007, Mr. DeVivo served as President and Chief Executive Officer of RITA Medical Systems, a provider of medical oncology devices. Mr. DeVivo served as President, Chief Operating Officer and Director of Computer Motion Incorporation (CMI), a medical robotics company, from August 2002 to July 2003, and as Vice President and General Manager of a division of TYCO International’s Healthcare Business, U.S. Surgical/Davis and Geck Sutures, from May 1993 to August 2002. Mr. DeVivo earned his Bachelor of Science degree in Business Administration from the E. Clairborne Robins School of Business at the University of Richmond in 1989.

Through his position as our CEO and his tenures at RITA Medical Systems and Smith & Nephew, Mr. DeVivo brings leadership, extensive business experience and extensive knowledge of the medical device industry to the board. In addition, Mr. DeVivo brings his strategic vision for our company to the board. Mr. DeVivo’s service as a Director and CEO of AngioDynamics creates a critical link between management and the board, enabling the board to perform its oversight function with the benefits of management’s perspectives on the business.

Howard W. Donnelly, age 50, joined our Board of Directors in March 2004. Mr. Donnelly is President of Concert Medical, LLC, a manufacturer of interventional medical devices. On July 30, 2010, Mr. Donnelly became a principal and President and CEO of HydroCision Inc., a company focused on the spine surgery market. In addition, Mr. Donnelly is a principal in a privately held start-up medical device company targeting the regional anesthetic market. From 2002 to 2008, Mr. Donnelly was a director and member of the audit, compensation and nominating and governance committees of Vital Signs, Inc. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and a subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position as Vice President, Business Planning and Development, for Pfizer’s Medical Technology Group from 1997 to 1999.

Mr. Donnelly brings extensive industry experience as a result of his tenures at Pfizer, Level 1 and Concert Medical. Mr. Donnelly provides the board with valuable business, leadership and management insight, particularly in the areas of manufacturing and business combinations. Mr. Donnelly is also a member of our Audit and Nominating and Corporate Governance committees.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of each of the nominees.

Other Directors

The following Class I and Class III directors will continue on the Board of Directors for the terms indicated:

Class I Directors (Term expiring at the 2013 Annual Meeting):

Jeffrey G. Gold, age 63, has served as a director since 1997. Mr. Gold is a Venture Partner for Longitude Capital, a healthcare venture capital fund. Mr. Gold was President and CEO of CryoVascular Systems, a peripheral vascular disease device company, from 2001 through its sale to Boston Scientific in 2005. From 1997 to 2000, he was Executive Vice President and Chief Operating Officer of Cardio Thoracic Systems, Inc., a company engaged in the development and introduction of devices for beating-heart coronary bypass surgery. Prior to that, Mr. Gold spent 18 years with Cordis Corporation in a variety of senior management roles including Vice President of Manufacturing and Vice President of Research and Development, and was a co-founder and President of Cordis Endovascular Systems, a subsidiary engaged in the interventional neuroradiology business. At Cordis, Mr. Gold also had responsibility for its peripheral vascular business. He serves on the board of directors of several start-up medical device companies and is a member of the Executive Committee for the Center for Entrepreneurship and Innovation at the University of Florida and is a member of the Commercialization Advisory Board for the Cleveland Clinic. Mr. Gold is the chairman of our Nominating and Corporate Governance Committee.

Mr. Gold provides us with valuable business, leadership and management experience as a result of his tenures at Cordis, CardioThoracic Systems and as President and CEO of CryoVascular Systems. In addition, Mr. Gold’s experience as a Venture Partner for Longitude Capital provides insight into emerging technologies and strategic directions in the healthcare industry. Mr. Gold’s breadth of experience in the healthcare industry, ranging from endovascular devices, coronary bypass surgery and peripheral vascular disease devices, provides our board with valuable strategic and technical expertise necessary to direct a diverse medical device company.

Kevin J. Gould, age 57, joined our Board of Directors in October 2010. From 1991 to 2007, Mr. Gould held various management positions for the Kendall Company, which later became Tyco Healthcare, a division of Tyco International, Ltd., serving as COO of Tyco Healthcare from 2005 to 2007 and as President, North America, from 2000 to 2005. Tyco Healthcare became a public company in 2007 and is now known as Covidien. Mr. Gould served on the Board of Trustees of St. Elizabeth’s Hospital in Brighton, Massachusetts. Mr. Gould holds a B.A. from St. Anselm’s College in Manchester, New Hampshire and an M.B.A. from Anna Maria College in Paxton, Massachusetts.

Mr. Gould’s service as COO and President, North America of Tyco Healthcare provides valuable business, leadership and management experience, particularly with respect to the numerous operational, financial, business and strategic issues faced by a growing, diversified medical device company. Mr. Gould is also a member of our Compensation Committee and our Nominating & Corporate Governance Committee.

Dennis S. Meteny, age 58, joined our Board of Directors in March 2004. Mr. Meteny is President and Chief Executive Officer of Cygnus Manufacturing Company LLC, a privately held manufacturer of medical devices, health and safety components, and high precision transportation, aerospace and industrial products. From 2003 to 2006, Mr. Meteny was an Executive-in-Residence at the Pittsburgh Life Sciences Greenhouse, a strategic economic development initiative of the University of Pittsburgh Health System, Carnegie Mellon University, the University of Pittsburgh, the State of Pennsylvania and local foundations. From 2001 to 2003, he was President and Chief Operating Officer of TissueInformatics, Inc., a privately held company engaged in the medical imaging business. From 2000 to 2001, Mr. Meteny was a business consultant to various technology companies. Prior to that, Mr. Meteny spent 15 years in several executive-level positions, including as President and Chief Executive Officer, from 1994 to 1999, of Respironics, Inc. a cardio-pulmonary medical device company. Mr. Meteny holds a B.S. Degree in Accounting from The Pennsylvania State University and an MBA from the University of Pittsburgh. Mr. Meteny is the chairman of our Audit Committee.

Mr. Meteny’s service as CFO, COO and CEO of Respironics, COO of TissueInformatics and CEO of Cygnus Manufacturing Company, provides valuable business, leadership and management experience, including leading a large, diverse healthcare company, giving him a keen understanding of the numerous operational and strategic issues facing a diversified medical device company such as AngioDynamics. In addition, Mr. Meteny is the Chairman of our Audit Committee and is designated as a “Financial Expert” as a result of his extensive financial and accounting background with Ernst & Young and as CFO of Respironics.

Class III Directors (Term expiring at the 2012 Annual Meeting):

Wesley E. Johnson, Jr., age 53, joined our board in January 2007. From 2003 to 2007, Mr. Johnson served as a member of the board of RITA Medical Systems, Inc. Since February 2008, Mr. Johnson has served as President, CEO and director of Cardiokinetix, Inc., a developer of medical devices for the treatment of congestive heart failure. From October 2005 to February 2008, Mr. Johnson served as General Manager of Abbott Spine, S.A., a division of Abbott Laboratories. From June 2003 to October 2005, Mr. Johnson served as Division Vice President, Finance for Abbott Spine. From May 1999 to June 2003, he served as Vice President of Operations and Chief Financial Officer for Spinal Concepts. Mr. Johnson holds a B.B.A. in Accounting from Texas A&M University and became a certified public accountant in 1981.

Mr. Johnson’s service as CFO for Spinal Concepts, General Manager of Abbott Spine and CEO of Cardiokinetix provides valuable business, leadership and management experience, particularly with respect to the numerous financial, business and strategic issues faced by a diversified medical device company. Mr. Johnson is also a member of our Audit Committee.

Steven R. LaPorte, age 61, joined our board in January 2007. From 2005 to 2007, Mr. LaPorte served as a member of the board of RITA Medical Systems, Inc. Mr. LaPorte is a Venture Partner for Onset Ventures, serves as, and serves on the boards of Valeritas and Biocontrol. Mr. Laporte also served as the Chief Technology

Officer for Intelect Medical until its acquisition by Boston Scientific in January 2011. From 2002 until his retirement in August 2005, Mr. LaPorte served as the Vice President of NeuroVentures and Business Development at Medtronic, Inc., a global leader in medical technology. From 2000 to 2002, Mr. LaPorte served as Vice President and General Manager of Medtronic’s Drug Delivery Division; from 1994 to 2000, he held the position of Vice President and General Manager of Medtronic’s Electrophysiology Systems Division; and from 1988 to 1994 he was the Vice President of Operations for Medtronic’s Neurological Division. He began his career at Medtronic in 1978. Mr. LaPorte received his M.B.A. from the University of Minnesota and a B.S. in mathematics and computer science from the University of Wisconsin Stevens Point.

Mr. LaPorte’s service with Medtronic and as CTO of Intelect Medical provides valuable business, leadership and management experience with respect to the issues facing a diversified medical device company. In addition, Mr. LaPorte’s experience as a Venture Partner for Onset Ventures provides insight into emerging technologies and strategic directions in the healthcare industry. Mr. LaPorte is also chairman of our Compensation Committee.

Executive Officers of the Company

Scott J. Solano, age 54, became our Interim CEO, effective June 13, 2011. Upon the effectiveness of Mr. DeVivo’s appointment as President and Chief Executive Officer of the Company, Mr. Solano will return to his prior role as the Company’s Senior Vice President and Chief Technology Officer, a position he held from September 7, 2010 until his appointment as Interim CEO. Prior to joining AngioDynamics, Mr. Solano was an executive at Medtronic, Inc., serving as Senior Vice President, Technology from 2000 to 2002 and Senior Executive Vice President and President of Medtronic—AVE Division from 1999 to 2000. Mr. Solano retired from Medtronic in 2002. Prior to joining Medtronic, Mr. Solano served as President, Chief Executive Officer and Chairman of the Board of Arterial Vascular Engineering, a 6,000-person company focused on cardiovascular stents, acquired by Medtronic in 1999 for $3.7 billion.

For additional information regarding our executive officers, please see our annual report on Form 10-K for the fiscal year ended May 31, 2011.

CORPORATE GOVERNANCE

Director Independence

The listing standards of The Nasdaq Stock Market LLC require that a majority of a listed company’s directors qualify as independent. Our Board of Directors has determined that seven of our eight directors and nominees—Messrs. Bucci, Donnelly, Gold, Gould, Johnson, LaPorte, and Meteny—are independent under the Nasdaq listing standards. Under the Nasdaq listing standards, an “independent director” is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the Board of Directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board reviews the relationships that each director has with our company on an annual basis and only those directors having no direct or indirect material relationship with our company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.

Communications with the Directors

Shareholders may communicate in writing with any particular director, the independent directors as a group, or the entire board by sending such written communication to our Secretary at our principal executive offices, 14 Plaza Drive, Latham, New York 12110. Copies of written communications received at such address will be provided to the board or the relevant director or directors unless such communications are determined by our outside counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of shareholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, résumés and other forms of job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

All board members are encouraged to attend our annual meetings of shareholders absent an emergency or other unforeseen circumstance. All eight of our directors named in this proxy statement who were then members of the board attended our Annual Meeting of Shareholders in 2010.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Business Conduct and Ethics for our Company. Our Code of Business Conduct and Ethics is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Governance Documents—Code of Ethics” caption.

Board of Directors Leadership Structure

Vincent A. Bucci is our independent, non-executive Chairman of the Board of Directors, and Scott J. Solano is our interim CEO. On August 16, 2011, we announced the appointment of Joseph M. DeVivo as our President and CEO, effective September 7, 2011. Mr. DeVivo is a nominee for election to our Board of Directors at this year’s annual meeting. We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day to day leadership and performance of the company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for board meetings and presides over meetings of the board. We also believe that separation of the positions reinforces the independence of the board in its oversight of the business and affairs of the company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of the company and its shareholders.

Risk Oversight

Our Board of Directors monitors management’s enterprise-wide approach to risk management. The full Board of Director’s role in discussing and developing our business strategy is a key part of its understanding the risks the company faces and what steps management is taking to manage those risks. The Board of Directors regularly assesses management’s appetite for risk and helps guide management in determining what constitutes an appropriate level of risk for the company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee participated in and reviewed management’s enterprise risk assessment, which focused on four primary areas of risk: Strategic; Financial; Operational and Legal/Compliance. In addition, the Audit Committee focuses on financial risks, including internal controls. In setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

MEETINGS AND BOARD COMMITTEES

Committees of the Board

The Board of Directors has three standing committees, the members of which have been elected by the board: the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee. Each committee is composed entirely of independent directors and the chairman and members of each committee are appointed annually by the board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the Nominating and Corporate Governance Committee and the Compensation Committee, a $100,000 annual limitation on fees and expenses for such counsel and advisors without the full board’s prior consent.

Each committee has adopted a written charter, and a brief summary of each committee’s responsibilities follows.

Audit Committee and Audit Committee Financial Expert

The Audit Committee assists our Board of Directors in its oversight of: (i) the integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) our compliance with, and process for, monitoring compliance with, legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our independent registered public accounting firm. The Audit Committee also provides an open avenue of communication between the independent registered public accounting firm and the board. The authority and responsibilities of the Audit Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Audit Committee” caption.

The members of the Audit Committee are Howard W. Donnelly, Wesley E. Johnson and Dennis S. Meteny, each of whom has been determined by our board to be independent under the Nasdaq listing standards. The board has also determined that each member of the Audit Committee is financially literate in accordance with the Nasdaq listing standards and that Mr. Meteny, who serves as the chair of the Audit Committee, is an “Audit Committee financial expert,” as defined under SEC rules. The Audit Committee met eight times during our fiscal year ended May 31, 2011.

Compensation Committee

The Compensation Committee is responsible for: (i) developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the board each year the objectives that shall be the basis for the payment of the annual incentive compensation to the CEO; (iii) reviewing our CEO’s performance annually in light of the committee’s established goals and objectives; (iv) reviewing and approving the evaluation process and compensation structure for our other executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other executive officers; and (v) reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Compensation Committee” caption.

During our fiscal year ended May 31, 2011, the members of the Compensation Committee were Steven R. LaPorte, Charles T. Orsatti and Kevin J. Gould, each of whom has been determined by our Board of Directors to be independent under the Nasdaq listing standards. Mr. LaPorte served as chair of the Compensation Committee. The Compensation Committee met ten times during our fiscal year ended May 31, 2011.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for: (i) assisting the board in identifying individuals qualified to serve as directors of our company and on committees of the board; (ii) advising the board with respect to the board composition, procedures and committees; (iii) developing and recommending to the board a set of corporate governance principles applicable to our company, including principles for determining the form and amount of director compensation; and (iv) overseeing the evaluation of the board. The Nominating and Corporate Governance Committee maintains the following guidelines for selecting nominees to serve on the board.

The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, the committee shall consider: (a) whether each such nominee has demonstrated, by significant accomplishment in the nominee’s field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of our company; and (b) the nominee’s reputation for honesty and ethical conduct in the nominee’s personal and professional activities. Additional factors that the committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the committee believes will enhance the board’s ability to effectively manage and direct our company’s affairs and business, including, where applicable, the ability of board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of our Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the board. For new nominees, the committee will identify potential candidates based on input from members of the board and management and, if the committee deems it appropriate, from one or more third-party search firms.

Once a person has been identified by the committee as a potential candidate, the committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the board, the committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the committee will determine whether it should recommend that the board nominate, or elect to fill a vacancy with, a final prospective candidate. The committee’s evaluation process is the same for candidates recommended by shareholders.

The authority and responsibilities of the Nominating and Corporate Governance Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Nominating and Corporate Governance Committee” caption.

The members of the Nominating and Corporate Governance Committee are Jeffrey G. Gold, Howard W. Donnelly, and Kevin J. Gould, each of whom has been determined by our Board of Directors to be independent under the Nasdaq listing standards. Mr. Gold serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met nine times during our fiscal year ended 2011.

Recommendations by Shareholders of Director Nominees

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating and Corporate Governance Committee, c/o AngioDynamics, Inc., 14 Plaza Drive, Latham, New York 12110 at least 90 days but no more than 120 days prior to the anniversary date of the previous year’s annual meeting. Assuming that the appropriate information has been timely provided, the committee will consider these candidates in the same manner as it considers other board candidates it identifies. Our shareholders also have the right to nominate director candidates without any action on the part of the Nominating and Corporate Governance Committee or our Board of Directors by following the advance notice provisions of our by-laws as described under “Nomination of Directors.”

Meetings of the Board and Committees

Our Board of Directors held five meetings during our fiscal year ended May 31, 2011. Each incumbent director attended more than 75% of the meetings of the board and of each committee of which he was a member that were held during the period in which he was a director or committee member.

OWNERSHIP OF SECURITIES

The following table sets forth the AngioDynamics common stock beneficially owned by each of our directors, each of our named executive officers, all of our directors and executive officers as a group and each person known by us to beneficially own more than 5% of our common stock as of August 19, 2011. Except as otherwise noted, each individual director or named executive officer had sole voting and investment power with respect to the AngioDynamics common stock. As of August 19, 2011, there were 25,128,738 shares of our common stock outstanding. As of August 19, 2011, no director or executive officer beneficially owned more than 1% of the shares of our common stock outstanding. AngioDynamics’ current directors and executive officers as a group beneficially own 2.5% of the shares outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Owned as of August 19, 2011(a)		% of Outstanding Shares	Of Shares Beneficially Owned, Number that May be Acquired Within 60 Days of August 19, 2011
5% Owners
Riverbridge Partners LLC 801 Nicollet Mall, Suite 600 Minneapolis, MN 55402	2,120,484	(b)	8.5
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas, 78746	2,041,299	(c)	8.2
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,754,093	(d)	7.0
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,755,532	(e)	7.0
Janus Capital Management LLC 151 Detroit Street Denver, Colorado 80206	1,418,518	(f)	5.7
Directors
Vincent A. Bucci	107,384	(g)		76,538
Howard W. Donnelly	66,667			56,667
Jeffery G. Gold	66,558			45,593
Kevin J. Gould	6,250			6,250
Wesley E. Johnson, Jr.	75,360			67,360
Steven R. LaPorte	68,141			60,128
Dennis S. Meteny	66,667			57.167
Charles T. Orsatti	25,167			21,167
Officers
Jan Keltjens	42,757			0
D. Joseph Gersuk	90,544			74,175
Shawn P. McCarthy	11,087			0
Scott J. Solano	21,695			18,750
Stephen McGill	13,225			11,750
All directors and executive officers as a group (12 persons)(h)	620,158			508,045

(a)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Under those rules, although not outstanding, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of August 19, 2010 and performance share awards that will vest within 60 days of August 19, 2011 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(b)	Share ownership information based upon a Schedule 13G/A filed by Riverbridge Partners LLC on February 4, 2011. According to the 13G/A, Riverbridge Partners LLC beneficially owns 2,120,484 shares, has sole voting power with respect to 1,461,904 shares and has sole dispositive power with respect to 2,120,484.
(c)	Share ownership information based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 11, 2011. According to the 13G/A, Dimensional Fund Advisors serves as investment adviser to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively the “Funds”). In its role as investment adviser, neither Dimensional Fund Advisors nor its subsidiaries possess voting and/or investment power over the securities of the Issuers that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. Dimensional Fund Advisors disclaims beneficial ownership of such securities. The Funds beneficially owns and has sole voting and dispositive power with respect to 2,041,299 shares.
(d)	Share ownership information based upon a Schedule 13G/A filed by BlackRock Inc. on February 2, 2011. According to the 13G/A, BlackRock beneficially owns 1,754,093 shares, has sole voting power with respect to 1,754,093 shares and has sole dispositive power with respect to 1,754,093 shares.
(e)	Share ownership information based upon a Schedule 13G/A filed by T. Rowe Price Associates, Inc. on February 10, 2011. According to the 13G/A, T. Rowe Price Associates beneficially owns 1,755,532, has sole voting power with respect to 516,900 shares and sole dispositive power with respect to 1,755,532 shares. These securities are owned by various individual institutional investors to which T. Rowe Price Associates serves as investment advisor with power to direct investments and/or sole power to vote these securities.
(f)	Share ownership information based upon a Schedule 13G filed by Janus Capital Management LLC on February 14, 2011. According to the 13G, Janus Capital Management LLC beneficially owns and has shared voting and dispositive power with respect to 1,418,518 shares. Janus Capital has a direct 94.5% ownership stake in INTECH Investment Management and a direct 77.8% ownership stake in Perkins Investment Management LLC. Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH were aggregated for purposes of their 13G filing. Janus Capital, Perkins and INTECH are registered investment advisers, and these securities are owned by various individual institutional investors to which Janus Capital, Perkins and INTECH serve as investment advisor. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Perkins may be deemed to be the beneficial owner of 1,418,518 shares.
(g)	Includes 3,000 shares held by the Susan C. Bucci Revocable Trust, of which Mr. Bucci is a co-trustee.
(h)	Includes all of the persons identified as directors and Messrs. Gersuk, Solano, McGill and R. Scott Etlinger, SVP—Global operations.

Equity Compensation Plan Information

The following table sets forth information, as of August 19, 2011, with respect to compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,478,104	$17.46	757,777
Equity compensation plans not approved by security holders	None	None	None
Total	2,478,104	$17.46	757,777

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

AngioDynamics operates in an extremely competitive industry. Our compensation philosophy is designed to:

•	align our executive officers’ compensation with our business objectives and the interests of our shareholders;

•	enable us to attract, motivate and retain the level of successful, qualified senior executive leadership talent necessary to achieve our long term goals; and

•	reward performance, company growth and advancement of our long-term strategic initiatives.

AngioDynamics generally sets executive compensation targets for cash and equity-based compensation at or near the 50th percentile of companies in a predetermined comparable group through a combination of fixed and variable compensation. Our compensation program supports our “pay for performance” philosophy by targeting fixed compensation (base salary) at or near the 50th percentile of the comparable companies and targeting variable compensation at the 50th percentile with the opportunity to earn above the 50th percentile when warranted by performance.

AngioDynamics views these ranges of compensation targets as a guideline, not a rule, in setting and adjusting our compensation programs. While the Compensation Committee attempts to base compensation decisions on the most recent market data available, it also recognizes the importance of flexibility, and may go above or below the targeted ranges for any individual or for any specific element of compensation. Individual executive compensation may be above or below the stated philosophy based on considerations such as individual performance, experience, history and scope of position, current market conditions and the specific needs of the business at critical points in time.

In addition, our compensation strategy takes into account our financial performance relative to our peer competitors including companies that:

•	exclusively design, develop, manufacture, and market medical devices;

•	market and sell products primarily through a direct sales force;

•	are headquartered in the United States;

•	are publicly traded on the NASDAQ or NYSE stock exchanges and have at least one published proxy statement;

•

have revenues, market value, and an employee size of a minimum of approximately 33% of, and up to approximately 300% of our expected revenues, market size and employee count for the next fiscal year; and

•	are generally profitable.

Within this overall philosophy, the Compensation Committee’s objectives are to:

•	offer a total compensation package that takes into consideration the compensation practices of similarly situated companies with which we compete for exceptional senior level talent;

•	provide annual cash incentive awards relative to attaining certain pre-determined financial metrics, along with completion of individual objectives;

•	align financial incentives with shareholders’ interests through significant equity-based incentives to senior management; and

•	reward overachievement of goals with programs designed to have significant upside bonus opportunity for participants.

The Compensation Committee

The Compensation Committee is responsible for: (i) assisting the board in developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the board the corporate goals and objectives with respect to our CEO’s compensation on an annual basis; (iii) reviewing our CEO’s performance annually in light of the committee’s established goals and objectives; (iv) reviewing and approving the evaluation process and compensation structure for our other named executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other named executive officers; and (v) reviewing and ensuring our incentive compensation and other stock-based plans are administered consistent with the terms of such plans and recommending changes in such plans to the board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investor Relations—Corporate Governance—Committee Charters—Compensation Committee” caption.

Our Board of Directors has determined that all of the directors who were members of the Compensation Committee during our fiscal year ended May 31, 2011, Messrs. Gould, LaPorte and Orsatti, are independent under the Nasdaq listing standards. Although the Compensation Committee comprises solely independent directors, it does consider the recommendations, if any, provided by our CEO in determining the appropriate levels of compensation for our named executive officers, other than the CEO.

Components of Executive Compensation for Fiscal 2011

The three components of the compensation program for named executive officers are base salary, annual cash incentive compensation and long-term equity-based incentive awards in the form of stock options and restricted stock unit awards. The Compensation Committee administers these components with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn superior rewards when merited by individual performance. The Compensation Committee’s policy is to establish ranges for base salary, annual cash incentive compensation and equity-based incentives for named executive officer positions, including that of the CEO, with consideration to the averages paid by similarly-situated companies, which include publicly traded companies of similar structure, revenue, and profitability in the life sciences industry.

In determining these ranges, the Compensation Committee reviewed information from a compensation survey conducted on our behalf by Radford, an independent consulting company engaged by the Compensation Committee to conduct the survey. The Compensation Committee also approved the list of peers to be used in the analysis. In April 2010, the following companies were established as AngioDynamics’ peer companies for the purposes of completing our executive compensation survey:

Abiomed	Accuray	AGA Medical Holdings, Inc.
American Medical Systems	ArthroCare	ATS Medical
Conceptus	ev3 (subsequently purchased by Covidien)	Masimo
Merit Medical Systems	Micrus Endovascular	NuVasive
SonoSite	Thoratec	Wright Medical Group
Volcano Corporate

In order to ensure a comprehensive review in preparing the compensation survey, Radford took the following steps:

1)	Compiled information to form the basis of the survey, including analyzing and selecting peer companies, analyzing our historical and current compensation practices and philosophies, and determining the positions to be included in the survey, with the assistance of the Compensation Committee and other key contributors.

2)	Presented its final philosophy statement for the current fiscal year.

3)	Performed a proxy review using peer group data and other industry specific surveys to analyze base salary, total cash compensation, and long-term incentives paid to executives and summarized its findings in the form of a competitive pay analysis.

4)	Presented recommendations for comprehensive executive plan strategy and pay structure for the next fiscal year, including base salary levels, design of the annual bonus program, and amount and allocation of short-term and long-term incentive compensation components.

Base Salaries

The base salary for each named executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies, while targeting the average 50th percentile for total cash compensation of executives at such similarly situated companies. Adjustments to each individual’s base salary are made based on annual performance reviews with consideration given to the executive’s performance as well as his/her salary compared with the range of those listed in the aforementioned survey and our executives generally. Among the criteria used in the annual performance reviews are the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job.

Following are the increases in base salaries for the named executive officers effective June 1, 2010.

Name	Fiscal 2010 Base Salary	Fiscal 2011 Base Salary	Percentage Increase
Jan Keltjens(1)	$425,000	$425,000	N/A
D. Joseph Gersuk	$302,375	$308,500	2%
Shawn P. McCarthy	$265,000	$290,300	10%
Scott J. Solano	$—	$283,830	N/A
Stephen J. McGill	$272,526	$277,573	2%

Salary increases for all AngioDynamics employees averaged approximately 2% during our fiscal 2011. The salary increases for our named executive officers were within the guidelines for our employees. Mr. McGill’s salary is paid in GBP. The amounts set forth above have been converted into US Dollars at an exchange rate of 1.60. The Compensation Committee believes that the salaries for our named executive officers are within the stated philosophy.

Annual Cash Incentives

The Compensation Committee believes that a meaningful portion of the annual compensation of each named executive officer should be in the form of annual cash incentive compensation.

In fiscal 2011, the target incentive payment amounts, as a percentage of base salary, established for the named executive officers was as follows:

Name	Percentage of Base Salary
Jan Keltjens	80%
D. Joseph Gersuk	60%
Shawn P. McCarthy	55%
Scott J. Solano	45%
Stephen J. McGill	45%

(1)	Effective June 8, 2011, Mr. Keltjens resigned his position as President and CEO and Scott J. Solano was appointed Interim CEO. On August 16, we announced that Joseph M. DeVivo was appointed President and CEO, effective September 7, 2011. On May 13, 2011, Mr. McCarthy resigned his position as Sr. Vice President and General Manager, effective June 3, 2011.

For Messrs. Gersuk, Solano and McGill, the incentive compensation target comprised 40% based on our achievement of our pre-determined net sales target, 40% based on our achievement of our pre-determined operating income target, and 20% based on the individual executive’s performance to personal goals established for the fiscal year. The Compensation Committee uses net sales and operating income as the targets to measure financial performance because they believe they are directly linked to creating value for shareholders. For Messrs. Gersuk and Solano, our incentive plan for our 2011 fiscal year set a threshold level of 93% achievement of our world-wide operating income target that must be attained before any incentive compensation for net sales or operating income is awarded. For Mr. McGill, our incentive plan for our 2011 fiscal year set a threshold level of 80% achievement of our international operating income target that must be attained before any incentive compensation for net sales or operating income is awarded. Once the threshold is reached, the Compensation Committee has set specific formulas to calculate the actual incentive payment for each named executive officer. Additional compensation up to a maximum of 50% of the target incentive payment amounts may be awarded if we overachieve our annual financial targets. Messrs. Keltjens and McCarthy were not employed by AngioDynamics at the time the incentive payment was made and therefore did not receive any incentive compensation for fiscal 2011.

The percent achieved of the pre-determined targets and resulting payout percentages for the net sales and operating income targets for Messrs. Keltjens, Gersuk, McCarthy and Solano set by the Compensation Committee for our fiscal year ended May 31, 2011 were as follows:

Performance Target	Percent Achieved	Percent Payout
Net Sales	91%	0%
Operating Income	83%	0%

The percent achieved of the pre-determined targets and resulting payout percentages for the net sales and operating income targets for Mr. McGill set by the Compensation Committee for our fiscal year ended May 31, 2011 were as follows:

Performance Target	Percent Achieved	Percent Payout
Net Sales	90%	0%
Operating Income	77%	0%

For our fiscal year ended May 31, 2011, Mr. Keltjens’ personal goals included implementing a strategy to provide continuity with respect to revenue and earnings growth in the event that we do not extend our distribution agreement with respect to the LC Bead embolization product, continued commercial development our NanoKnife product line, gross margin improvement, product launches and mitigating sales force attrition. Mr. Keltjens was not employed by AngioDynamics at the time the incentive payment was made and therefore did not receive any incentive compensation. Mr. Gersuk’s personal objectives included setting up international operations in the Netherlands, improving monthly sales reporting capabilities, NanoKnife sales targets and implementation of EDI capabilities. The Compensation Committee determined that Mr. Gersuk achieved 75% of his fiscal 2011 personal objectives. Mr. McCarthy’s personal objectives for fiscal 2011 pertained to launching new products, implementing product portfolio management strategies, implementing a pricing strategy and driving NanoKnife sales. Mr. McCarthy was not employed by AngioDynamics at the time the incentive payment was made and therefore did not receive any incentive compensation. Mr. Solano’s personal objectives included launching new products, developing a NanoKnife clinical strategy and implementing an R&D stage gate review process. The Compensation Committee determined that Mr. Solano achieved 67% of his fiscal 2011 personal objectives. Mr. McGill’s personal objectives included building infrastructure in the international organization, introducing NanoKnife into international markets and developing direct sales capabilities in the Netherlands. The Compensation Committee determined that Mr. McGill achieved 81.5% of his fiscal 2011 personal objectives.

Long-Term, Equity-Based Incentive Awards

In 2004, we adopted the AngioDynamics 2004 Stock and Incentive Award Plan, or the 2004 Plan. The 2004 Plan provides for the grant of incentive awards, including performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Compensation Committee believes that including equity grants as a significant component of executive compensation aligns our executive’s interest with those of our shareholders. The Compensation Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer other awards under the 2004 Plan in order to provide named executive officers with an opportunity to share, along with shareholders, in our long-term performance and to reward these individuals for their contribution to our performance.

Stock option grants generally are made to each named executive officer upon his or her joining AngioDynamics and satisfying the requirements for eligibility under the plan, with additional grants being made annually as options under the initial grants vest. Stock options granted under the 2004 Plan generally have a four-year vesting schedule and generally expire seven years from the date of grant. The exercise price of options granted under our plan must be at least 100% of the fair market value of the underlying stock on the date of grant. In addition, grants of restricted stock units and/or performance shares awards may also be made to each named executive officer. Restricted stock unit awards typically vest equally over a four year period and are released if the employee remains active with the company through the vesting date. Performance shares are granted in conjunction with specifically pre-determined performance criteria, typically related to corporate financial metrics. In the event of the named executive officer’s termination of employment, all of his or her unvested options, RSUs and performance shares will be forfeited in accordance with the provisions of the Plan.

The number of stock options, restricted stock units or performance shares granted to each named executive officer is generally based upon several factors, including: (i) position with AngioDynamics; (ii) salary; (iii) performance; and (iv) the grants made, on average, by similarly situated companies to executives with similar responsibilities.

For our fiscal year ended May 31, 2011, the Compensation Committee set target grants of options for the CFO, the Senior Vice President and General Manager, the Senior Vice President and CTO and the Senior Vice President-International equal to 25,000, 20,000, 15,000 and 12,000, respectively.

For our fiscal year ended May 31, 2011, the Compensation Committee set target grants of restricted stock units for the CFO, the Senior Vice President and General Manager, the Senior Vice President and CTO and the Senior Vice President-International equal to 10,000, 10,000, 8,000 and 6,000, respectively.

Grants of options and restricted stock units to our named executive officers are set forth below in the table titled Grants of Plan-Based Awards for Fiscal 2011. Mr. Solano joined AngioDynamics on September 7, 2010, and was therefore not eligible for equity award grants in connection with our fiscal year ended May 31, 2010. The awards indicated for Mr. Solano represent equity awards granted in connection with his commencing employment.

Stock Ownership Guidelines

To further align the interests of management and shareholders, we maintain stock ownership guidelines for the Board of Directors and our senior executive officers. Under these guidelines, each member of our Board of Directors is required to hold an amount of shares equal to six times the base annual retainer (currently $24,000) by December 31, 2010. New members of the Board of Directors are allowed 36 months from the time they join the board to acquire the required number of shares, provided they acquire at least 1/3 of the required amount within 15 months of joining the board and an additional 1/3 within 27 months of joining the board. In August 2011, our Compensation Committee adopted revised guidelines with respect to our senior executives. Our CEO is required to hold an amount of shares equal to 3 times his or her base salary, our Executive Vice President and CFO and each of our Senior Vice Presidents is required to hold an amount of shares equal to one times his or her base salary. Employees who are hired or promoted to these management positions must acquire the required number of shares within 5 years. A senior executive that participates in our ESPP at the maximum level from such senior executive’s eligibility date may count unvested RSUs towards his or her shareholding requirement. A senior executive that holds an amount of shares less than the applicable ownership level must hold 100% of all Net Shares (as defined below) granted by the company to be eligible for future stock option grants or other equity awards. Net Shares are all shares received pursuant to all company equity awards excluding shares sold to cover (i) the exercise price of options and/or (ii) taxes. The Compensation Committee is mindful that each individual’s personal circumstances will affect progress toward the targeted levels of stock ownership. Senior executives who are unable to achieve or maintain the targeted level of ownership within the prescribed time period may consult with the Compensation Committee with respect to hardship exemption. Each member of our board of directors and each of our senior executives is currently in compliance with the applicable holding requirement.

Perquisites

All executives of AngioDynamics are eligible to participate in our Fleet Vehicle Program at the executive level. Although the specifications for approved cars are revised periodically by management, approved vehicles generally include any automobile within the Fleet Multicar Listing provided by the fleet administrator. If an employee prefers to lease or purchase a different vehicle they may decline our offer of a Company vehicle. In this case the employee will be entitled to an automobile allowance of $1,000 per month and we will cover the employee’s expenses for gas for company related business.

Deferred Compensation Program

We do not sponsor or maintain any deferred compensation programs for the benefit of any of our named executive officers.

Potential Payments upon Termination or Change in Control

Executive Severance Policy.

Our named executive officers may be eligible for severance payments and benefits under our AngioDynamics Senior Executive Severance Pay Guidelines.

A senior executive may be eligible to receive severance benefits in the following situations:

•	The elimination of the executive’s job or position;

•	The relocation of the executive’s job or position to a location in excess of 60 miles from the current location of employment; or

•	Divestment of the executive’s business or business unit, unless the acquiring/successor entity offers continuing employment that does not involve a major relocation, as described above.

A Senior Executive would generally not be eligible for severance benefits in the following situations:

•	Terminations for performance reasons, including, but not limited, to violating work rules;

•	Voluntary resignations;

•

In the event of an asset or stock sale, where the executive continues employment with a successor in interest to AngioDynamics or any of either its or AngioDynamics’ subsidiaries, affiliates or joint ventures; or

•	A transfer or reassignment of the executive to another location, division, subsidiary, affiliate or joint venture that does not result in relocation as described above.

In addition, severance under this policy typically will not be available to executives who have agreements with AngioDynamics, its subsidiaries and/or affiliates and joint ventures that provide for payments upon termination of employment, other than those that derive from these guidelines. To be eligible for severance pay the executive must sign a separation agreement acceptable to the company.

In general, the following schedule for the payment of cash severance is considered appropriate:

Service Completed	Severance Payment
Less than 3 years of service	1 month base salary
3-5 years of service	2 months base salary
6-9 years of service	3 months base salary
10-12 years of service	4 months base salary
13+ years of service	6 months base salary

The following additional consideration may be appropriate for exempt employees positions described below:

•	Vice Presidents: an additional 4 months of base pay; and

•	EVP and Sr. Vice Presidents: an additional 6 months of base pay.

In general, the CEO is eligible for a severance benefit equal to 18 months of base salary, unless a different severance benefit is set forth in an effective agreement.

The maximum severance period that will be offered under any circumstances (other than to the CEO) is 12 months.

Payment will be made in the form of lump sum payment, less applicable withholdings, not later than 90 days following the date of termination, subject to modification in connection with Section 409A of the Internal Revenue Code.

Additional benefits such as outplacement assistance, continued insurance coverage, and/or an agreement not to contest eligibility for unemployment compensation, may also be offered in a separation agreement.

Change-In-Control Arrangements

In December 2009 and May 2011, we entered into change in control severance agreements with certain named executive officers. Each agreement has an initial term ending December 31, 2011, and each year will automatically renew for an additional one year term, provided however, that if a change in control occurs the term shall expire no earlier than 12 calendar months after the calendar month in which such change in control occurs. A change of control is generally defined in each agreement as any of the following: (i) a person is or becomes a beneficial owner of more than 40% of our voting securities, (ii) the composition of a majority of our board changes, (iii) we consummate a merger or consolidation, or (iv) our shareholders approve a plan of liquidation or sale of substantially all of our assets. Each agreement provides, among other things, that if a change in control occurs during the term of the agreement, and the executive’s employment is terminated either by us or by the executive, other than (a) by us for cause, (b) by reason of death or disability, or (c) by the executive without good reason, such executive will receive a severance payment equal to: (A) 2.5 times his annual base salary for Mr. Keltjens, 2 times the executive’s annual base salary for Messers. Gersuk and McCarthy, and 1.5 times the executive’s base salary for Messrs. Solano and McGill (B) 2.5 times the cash bonus he received for the prior fiscal year for Mr. Keltjens, (C) unpaid and prorated annual bonus amounts, (D) earned but unused vacation time, and (E) for Mr. Gersuk, title to such executive’s company-owned or leased automobile. In addition, for Messrs. Keltjens and Solano, the Change in Control Agreement provides that in the event that the severance and other benefits provided for in the agreement or otherwise payable to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Service Code, the benefits under the agreement will be either (i) delivered in full, or (ii) delivered to a lesser extent which would result in no portion of the benefits being subject to such excise tax, whichever is more beneficial to the executive.

Payment made under each respective agreement is generally made in a lump sum within thirty days following termination subject to delay if required by Section 409A of the Internal Revenue Code.

Effective June 8, 2011, Mr. Keltjens resigned as our President and CEO and as a member of our board of directors. In connection with Mr. Keltjens resignation, the company and Mr. Keltjens entered into a separation agreement, dated June 13, 2011. The agreement provides for Mr. Keltjens to receive a lump sum severance payment in the amount of $930,811 (subject to applicable withholdings and deductions) and continuation of his health benefits for a period of up to 24 months. The agreement also provides us with a general release of any claims Mr. Keltjens might have against the company, and contains certain non-competition and non-solicitation obligations for Mr. Keltjens that are applicable in the one year period following the date of his resignation.

Effective June 3, 2011, Mr. McCarthy resigned his position. Mr. McCarthy did not receive any severance payments or benefits.

The following tables show potential payments to Messrs. Keltjens, Gersuk, McCarthy, Solano and McGill under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination date was May 31, 2011 and where applicable, using the closing market price of our common stock of $15.70 per share on that date (as reported on Nasdaq).

Jan Keltjens

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$850,000	$1,062,500	$0	$0	$0
Bonus	$0	$0	$476,702	$595,878	$0	$0	$0

Total Cash Severance	$0	$0	$1,326,702	$1,658,378	$0	$0	$0
Benefits & Perquisites
Health and Welfare Benefits(5)	$0	$0	$24,075	$24,075	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$24,075	$24,075	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(6)	$0	$0	$0	$454,000	$454,000	$454,000	$0
Value of Accelerated Restricted Stock Units(7)	$0	$0	$0	$1,020,500	$471,000	$471,000	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$1,474,500	$925,000	$925,000	$0

Total Value: All Benefits	$0	$0	$1,350,777	$3,156,953	$925,000	$925,000	$0

D. Joseph Gersuk

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$205,667	$617,000	$0	$0	$0
Bonus	$0	$0	$0	$135,406	$0	$0	$0

Total Cash Severance	$0	$0	$205,667	$752,406	$0	$0	$0
Benefits & Perquisites
Executive Car Allowance	$0	$0	$0	$45,000	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$45,000	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(6)	$0	$0	$0	$21,690	$21,690	$21,690	$0
Value of Accelerated Restricted Stock Units(7)	$0	$0	$0	$376,800	$105,983	$105,983	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$398,490	$127,673	$127,673	$0

Total Value: All Benefits	$0	$0	$205,667	$1,195,896	$127,673	$127,673	$0

Shawn P. McCarthy

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$169,342	$580,600	$0	$0	$0
Bonus	$0	$0	$0	$106,044	$0	$0	$0

Total Cash Severance	$0	$0	$169,342	$686,644	$0	$0	$0
Benefits & Perquisites
Executive Car Allowance	$0	$0	$0	$30,000	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$30,000	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(6)	$0	$0	$0	$34,272	$34,272	$34,272	$0
Value of Accelerated Restricted Stock Units(7)	$0	$0	$0	$302,225	$100,825	$100,825	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$336,497	$135,097	$135,097	$0

Total Value: All Benefits	$0	$0	$169,342	$1,053,141	$135,097	$135,097	$0

Scott J. Solano

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$165,567	$425,745	$0	$0	$0
Bonus	$0	$0	$0	$17,115	$0	$0	$0

Total Cash Severance	$0	$0	$165,567	$442,860	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(6)	$0	$0	$0	$104,250	$104,250	$104,250	$0
Value of Accelerated Restricted Stock Units(7)	$0	$0	$0	$0	$0	$0	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$104,250	$104,250	$104,250	$0

Total Value: All Benefits	$0	$0	$165,567	$547,110	$104,250	$104,250	$0

Stephen J. McGill

Payments Due Upon Termination:	Termination for Cause(1)	Voluntary Termination(2)	Involuntary Termination Without Cause(3)	Termination Following Change in Control(4)	Disability	Death	Retirement
Cash Severance
Base Salary	$0	$0	$161,918	$555,146	$0	$0	$0
Bonus	$0	$0	$0	$58,128	$0	$0	$0

Total Cash Severance	$0	$0	$161,918	$613,274	$0	$0	$0
Benefits & Perquisites
Executive Car Allowance	$0	$0	$0	$30,000	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$30,000	$0	$0	$0
Long Term Incentives
Value of Accelerated Stock Options(6)	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Restricted Stock Units(7)	$0	$0	$0	$158,963	$23,383	$23,383	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$158,963	$23,383	$23,383	$0

Total Value: All Benefits	$0	$0	$161,918	$802,237	$23,383	$23,383	$0

(1)	Employees, including named executive officers, are not entitled to any benefits upon termination for cause. All unvested stock options and restricted stock units (RSUs), as well as all vested but unexercised stock options are forfeited as of the date of termination.
(2)	Amounts in this column represent the total value of all benefits payable upon voluntary termination by the named executive officer as of May 31, 2011.
(3)

Amounts in this column represent benefits payable upon involuntary termination by the company on May 31, 2011 (other than termination for cause or in connection with a change in control). The amounts depicted for Mr. Keltjens reflect the severance benefit set forth in his Employment Agreement. The amounts depicted for Messrs. Gersuk, McCarthy, Solano and McGill represent potential payments provided for by AngioDynamics’ Executive Severance Policy.
(4)	Amounts in this column represent benefits payable under our Change in Control Agreements following termination without cause or resignation by the executive for good reason on May 31, 2011 in connection with a change in control of the company. For a further description of our Change in Control Agreements, see the Compensation Discussion & Analysis section titled “Change in Control Arrangements” on page 22.
(5)	In determining the value of health and welfare benefits, we use the assumptions used for financial reporting purposes under generally accepted accounting principles in the United States.
(6)	Amounts in the “Value of Accelerated Stock Options” row represent the number of shares underlying in-the-money unvested stock options held by each named executive officer, multiplied by the difference between that option’s exercise price and $15.70 (the closing price of our common stock on May 31, 2011 as reported on Nasdaq).
(7)	Amounts in the “Value of Accelerated Restricted Stock Units” row represent the value of the number of each named executive officer’s RSUs, the vesting of which would have accelerated as of May 31, 2011, calculated by multiplying the number of accelerated RSUs by $15.70 (the closing price of our common stock on May 31, 2011).

Internal Revenue Code Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code prohibits a publicly-held corporation, such as AngioDynamics, from claiming a deduction on our federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the CEO (or person acting in that capacity) and to the four most highly compensated officers other than the CEO as of the end of our fiscal year (but not the chief financial officer). This limitation does not apply to compensation that meets the requirements under section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders).

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors evaluates and makes recommendations to the Board of Directors regarding the compensation of the CEO and approves the compensation of our other named executive officers. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs currently in place. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Steven R. LaPorte (Chairman)

Kevin J. Gould

Charles T. Orsatti

Summary Compensation Table for Fiscal 2011

The following table sets forth information concerning the compensation for services, in all capacities for our fiscal year ended May 31, 2011 of (i) our CEO, (ii) our CFO, and (iii) those persons who were, at the end of fiscal 2011, our three most highly compensated executive officers other than our CEO and CFO.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (1) (2) (3) ($)	Total ($)
Jan Keltjens President, Chief Executive Officer(4)	2011 2010 2009	425,000 425,000 106,250	N/A N/A N/A	315,000 — 1,004,400	486,745 — 1,116,300	— 238,351 74,375	N/A N/A	33,721 34,789 4,440	1,260,466 698,140 2,305,765

D. Joseph Gersuk Executive Vice President—Chief Financial Officer	2011 2010 2009	308,500 302,375 295,000	N/A N/A N/A	236,250 159,480 124,020	173,838 76,271 101,499	27,765 162,226 108,586	N/A N/A N/A	30,202 40,866 42,281	776,555 741,218 671,386

Shawn P. McCarthy Sr. Vice President—General Manager(5)	2011 2010	290,300 198,750	N/A N/A	126,000 185,100	139,070 242,034	— 79,533	N/A N/A	201,567 18,529	756,937 723,946

Scott J. Solano(6) Sr. Vice President— CTO	2011	195,406	N/A	—	469,845	17,115	N/A	5,988	688,354

Stephen J. McGill(7) Sr. Vice President and General Manager— International	2011 2010	277,573 156,521	N/A N/A	217,525 —	329,443 —	20,454 43,596	N/A N/A	30,303 24,832	875,298 224,949

(1)	For each of the Named Executive Officers, the amounts reported include amounts we contributed as matching contributions under the 401(k) Plan. For fiscal 2011, such amounts contributed were: $14,212 for Mr. Keltjens, $22,486 for Mr. Gersuk, $6,699 for Mr. McCarthy, and $11,103 for Mr. McGill.
(2)	The amounts reported include income from performance shares awards earned and released in August 2008. For fiscal 2009, such amounts include $4,306 for Mr. Gersuk.
(3)	The amounts reported include amounts pursuant to the executive auto lease program described above. For Mr. McCarthy, $191,668 of the amount set forth in this column represents expenses reimbursed by the company in connection with his relocation.
(4)	Mr. Keltjens commenced his position on March 1, 2009 and resigned his position on June 8, 2011.
(5)	Mr. McCarthy commenced his position on August 17, 2009 and resigned his position on June 3, 2011.
(6)	Mr. Solano commenced his position on September 7, 2010.
(7)	Mr. McGill commenced his position on November 1, 2009.

Grants of Plan-Based Awards for Fiscal 2011

The following table provides information with respect to options to purchase shares of Common Stock and restricted stock units and awards granted to the named executive officers in fiscal 2011 pursuant to the 2004 Stock and Incentive Award Plan.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards (3) ($)
		Threshold	Target ($)	Maximum (#)	Threshold (#)	Target ($)	Maximum (#)
Jan Keltjens	8/3/2010		N/A			N/A	0		70,000	15.75	486,745
President and CEO	8/3/2010		N/A			N/A	0	20,000		15.75	315,000

D. Joseph Gersuk	8/3/2010		N/A			N/A	0		25,000	15.75	173,838
Executive Vice President—Chief Financial Officer	8/3/2010		N/A			N/A	0	15,000		15.75	236,250

Shawn P. McCarthy	8/3/2010		N/A			N/A	0		20,000	15.75	139,070
Sr. Vice President— General Manager	8/3/2010		N/A			N/A	0	8,000		15.75	126,000

Scott J. Solano	10/18/2010		N/A			N/A	0		75,000	14.31	469,845
Sr. Vice President— CTO

Stephen J. McGill	8/3/2010		N/A			N/A	0		7,000	15.75	48,675
Sr. Vice President— GM International	8/3/2010 1/28/2011		N/A N/A			N/A N/A	0 0	3,500	40,000	13.29 16.24	55,125 280,768
	1/28/2011		N/A			N/A	0	10,000		16.24	162,400

(1)	Grant Date pertains to the fiscal 2011 stock option and restricted stock awards.
(2)	In accordance with the terms of the 2004 Plan, these options were granted at 100% of the closing market price on the date of grant, or if such date was not a trading day, the average of the high and low sale prices of our common stock on the most recent prior trading day. Options have a seven year term. Generally all options become exercisable as to 25% of the shares on each of the first four anniversary dates of the date of grant.
(3)	Represents grant-date fair value based on ASC 718 for fiscal 2011 stock option grants.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table summarizes the number of securities underlying outstanding equity awards for the named executive officers on May 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jan Keltjens President—Chief Executive Officer	100,000 0	100,000 70,000	N/A N/A	11.16 15.75	1/18/2016 8/3/2017	65,000	1,020,500	N/A	N/A

D. Joseph Gersuk Executive Vice President—Chief Financial Officer	40,800 6,563 6,250 3,000 0	0 2,187 6,250 9,000 25,000	N/A N/A N/A N/A N/A	16.53 17.76 16.33 13.29 15.75	5/1/2014 7/27/2014 8/15/2015 9/4/2016 8/3/2017	24,000	376,800	N/A	N/A

Shawn P. McCarthy Sr. Vice President—General Manager	30,600 0	10,200 20,000	N/A N/A	12.34 15.75	8/17/2016 8/3/2017	19,250	302,225	N/A	N/A

Scott J. Solano Sr. Vice President— CTO	0	75,000	N/A	14.31	10/19/2017	0	0	N/A	N/A

Stephen J. McGill Sr. Vice President—GM International	0 10,000	7,000 30,000	N/A N/A	15.75 16.24	8/3/2017 1/28/2018	10,125	158,963	N/A	N/A

Option Exercises and Stock Vested for Fiscal 2011

The following table summarizes the stock option exercises and shares vested by the named executive officers during our fiscal year ended May 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jan Keltjens President, Chief Executive Officer	0	N/A	22,500	372,600

D. Joseph Gersuk Executive Vice President—Chief Financial Officer	0	N/A	3,000	45,690

Shawn P. McCarthy Sr. Vice President—General Manager	0	N/A	3,750	60,150

Scott J. Solano Sr. Vice President—CTO	0	N/A	0	0

Stephen J. McGill Sr. Vice President—GM International	0	N/A	2,500	40,600

Director Compensation Table

The following table sets forth the fees, awards and other compensation paid to or earned by our directors (other than named executive officers) for the fiscal year ended May 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Bucci	63,000	N/A	101,643	N/A	N/A	N/A	164,643
Donnelly	53,000	N/A	101,643	N/A	N/A	N/A	154,643
Gold	53,000	N/A	101,643	N/A	N/A	N/A	154,643
Gould	21,000	N/A	163,703	N/A	N/A	N/A	184,703
Johnson	41,000	N/A	101,643	N/A	N/A	N/A	142,643
LaPorte	55,500	N/A	101,643	N/A	N/A	N/A	157,143
Meteny	58,000	N/A	101,643	N/A	N/A	N/A	159,643
Orsatti(2)	44,000	N/A	101,643	N/A	N/A	N/A	145,643

(1)	Represents grant-date fair value based on ASC 718.
(2)	Charles T. Orsatti is retiring from our Board of Directors and is not up for re-election at our Annual Meeting of Shareholders.

Directors who are not our employees receive an annual retainer of $24,000, in addition to $1,500 for each board meeting attended in person and for each telephonic meeting of the board in which they participate. The chairman of the Board of Directors receives an additional annual retainer of $24,000. The chairman of the Audit Committee receives an additional annual retainer of $12,000 and the chairmen of the Compensation Committee and Nominating and Corporate Governance Committee receive additional retainers of $5,000. Committee chairmen receive $1,500 and committee members $1,000, for each committee meeting in which they participate. Directors who are not our employees also receive an annual grant of an option to purchase 14,000 shares of our common stock, which vest in equal parts on the anniversary of the grant for three consecutive years. New directors receive options for 25,000 shares of our common stock upon joining our board, which vest one-fourth per year over four years from the grant date. Directors who are our employees receive no additional compensation for their services as directors.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as our company’s independent registered public accounting firm for the fiscal year ending May 31, 2012. The Audit Committee has directed that the appointment of PricewaterhouseCoopers LLP be submitted to our shareholders for ratification due to the significance of their appointment to us. If our shareholders fail to ratify the appointment, it will be considered as a direction to our Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May  31, 2012, must be approved by the affirmative vote of a majority of the votes cast at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our company’s independent registered public accounting firm for the fiscal year ending May 31, 2012.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three directors, each of whom has been determined by the Board of Directors (the “Board”) to be independent under the listing standards of The Nasdaq Stock Market LLC. The Audit Committee operates under a written Audit Committee Charter, which was adopted by the Board of Directors on February 27, 2004, and revised and approved by the Board of Directors on May 10, 2006, and May 11, 2009, and October 2010. The Audit Committee Charter is available as Appendix A to this Proxy Statement and on our website at www.angiodynamics.com under the “Investor Relations—Corporate Governance—Committee Charters—Audit Committee” caption.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and effectiveness of internal controls in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is charged with the duty to monitor and oversee these processes.

Pursuant to the Charter, the primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of the Company’s independent registered public accounting firm, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Company’s independent registered public accounting firm. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Audit Committee. The Audit Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee has the authority to select, determine the compensation paid to, and replace the Company’s independent registered public accounting firm. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2012 subject to the vote by the shareholders at the 2011 annual meeting.

The Charter provides that the Audit Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Audit Committee may serve on the Audit Committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Audit Committee met eight times during fiscal year 2011.

Prior to the issuance of the fiscal 2011 financial statements, the Audit Committee met with management and with PricewaterhouseCoopers to review the financial statements and to discuss significant accounting issues and policies. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s review included discussion with PricewaterhouseCoopers of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended.

The Audit Committee discussed with PricewaterhouseCoopers matters relating to PricewaterhouseCoopers’ independence, including the written disclosures and the letter provided by PricewaterhouseCoopers to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board.

PricewaterhouseCoopers informed the Audit Committee in writing that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Public Company Accounting Oversight Board. The Audit Committee has concluded that PricewaterhouseCoopers is independent of the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination and the evaluation of the Company’s internal controls.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Dennis S. Meteny, Chairman

Howard W. Donnelly

Wesley E. Johnson

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (hereinafter referred to as the Exchange Act), except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal years ended May 31, 2011 and May 31, 2010, for inclusion in our Annual Reports on Form 10-K for the fiscal years ended May 31, 2011 and May 31, 2010, reviews of quarterly financial statements, and fees paid in those periods for other services rendered by PricewaterhouseCoopers LLP, in thousands:

	2011	2010
Audit Fees	$624	$602
Audit-Related Fees	2	17
Tax Fees	95	114

	$721	$733

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate tax planning, supporting other tax-related regulatory requirements and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm services within each category. The fees are budgeted in the Company’s annual operating budget. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3—AMENDMENT TO THE ANGIODYNAMICS, INC. 2004 STOCK AND INCENTIVE AWARD PLAN

We are asking our shareholders to approve an amendment of our 2004 Stock and Incentive Award Plan to increase the number of shares of our common stock authorized under the 2004 Plan by 1,000,000 shares to 4,750,000 shares. Our board of directors approved the amendment to the 2004 Plan on September 2, 2011, subject to shareholder approval at the annual meeting. Approval of the amendment to our 2004 Stock and Incentive Award Plan requires the affirmative vote of a majority of the votes cast at the annual meeting.

The use of equity compensation has historically been a significant part of our overall compensation philosophy at AngioDynamics, and is a practice that we plan to continue. The 2004 Plan serves as an important part of this practice, and is a critical part of the compensation package that we offer our personnel. We believe that the use of stock options, restricted stock units, performance share awards and other equity-based incentives are critical for us to attract and retain the most qualified personnel and to respond to relevant changes in equity compensation practices. In addition, awards under the 2004 Plan provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this alignment with our shareholders’ interests creates a strong incentive to work hard for our growth and success.

Proposed Increase in Authorized Shares

As of August 19, 2011, options covering 2,478,104 shares of our common stock with a weighted average exercise price of $17.46 and a weighted average remaining term of 4.19 years were outstanding. As of August 19, 2011, unvested restricted stock units covering 232,176 shares of our common stock were outstanding. Finally, as of August 19, 2011, 757,777 shares were available for future grant under the 2004 Plan. Based on the closing market price of our common stock on August 19, 2011, the additional 1,000,000 shares proposed to be added to the 2004 Plan would have a market value of approximately $15,700,000.

Summary Description of the 2004 Plan (as amended)

The following is a summary of the principal provisions of the 2004 Plan, as amended by this proposal. This summary is qualified in its entirety by reference to the full text of the 2004 Plan, which is included as Appendix B to this proxy statement.

Purposes of the 2004 Plan. The primary purposes of the 2004 Plan are (i) to provide competitive equity incentives to enable us to attract, retain, motivate and reward persons who render services to us and (ii) to align the interests of our employees and such other persons with the interests of our shareholders by providing participants with the opportunity to share in any appreciation in the value of our stock that their efforts help bring about.

Shares Authorized for Issuance. As amended, up to 4,750,000 shares of our common stock may be issued under our 2004 Plan. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited or reacquired by us, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2004 Plan, as will be any shares that we may withhold in satisfaction of withholding taxes or permit to be used to pay the exercise price of an option. No more than 2,400,000 shares can be issued (including shares issued, reacquired by us pursuant to the terms of awards, and then reissued) as “incentive stock options,” or “ISOs” (by which we mean stock options that meet certain requirements of the Internal Revenue Code).

Administration. The Compensation Committee of our board of directors administers the 2004 Plan, except in instances when the board decides to directly administer the 2004 Plan. As applicable, the board and the Compensation Committee are referred to in this description as the committee. The committee determines the persons who are to receive awards, the number of shares subject to each such award and the other terms and conditions of such awards. The committee also has the authority to interpret the provisions of the 2004 Plan and of any awards granted thereunder and to modify awards granted under the 2004 Plan. The committee may not, however, re-price options issued under the 2004 Plan without prior the approval of our shareholders.

Eligibility. Our 2004 Plan provides for the grant of ISOs, within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, or the Code, to our employees, and for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and other incentive awards to our employees, directors and other service providers.

No participant in our 2004 Plan may receive options to purchase, or stock appreciation rights with respect to more than 200,000 shares in any calendar year. The maximum number of shares for which restricted stock, performance shares and any other stock-value-based award not based solely on the appreciation of our common stock after the award may be granted to a plan participant in any calendar year is 100,000 shares. Dollar-denominated awards under the 2004 Plan may not exceed $400,000 for a participant in any calendar year.

Options. The committee will determine the exercise price of options granted under our 2004 Plan, but for all ISOs the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an ISO may not exceed ten years. For any participant who owns 10% of the voting power of all classes of our outstanding stock, the exercise price must equal at least 110% of the fair market value on the grant date and the term must not exceed five years. The committee will determine the term of all options, including the vesting period and exercise period in the event of termination of service of an employee, director or other service provider. All options will be subject to any other terms and conditions included in the option agreement.

Stock Appreciation Rights. Stock appreciation rights, or SARs, may be granted under our 2004 Plan. SARs allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date of the SARs or, if the SARs are linked to an option, the date of grant of the option. The committee will determine the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

Restricted Stock and Restricted Stock Units. Restricted stock may be granted under our 2004 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with the terms and conditions established by the committee. The committee will determine the number of shares of restricted stock granted to any employee, director or other service provider. The committee may impose whatever conditions to vesting it determines to be appropriate. For example, the committee may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. The committee may also make restricted stock unit awards, which are shares of our common stock that are issued only after the recipient satisfies any service or performance objectives or contingencies determined by the committee.

Performance Units and Performance Shares. Performance units and performance shares may be granted under our 2004 Plan. Performance share awards are rights to receive a specified number of shares of our common stock and/or an amount of money equal to the fair market value of a specified number of shares of our common stock, at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. Performance unit awards are rights to receive a specified amount of money (other than an amount of money equal to the fair market value of a specified number of shares of common stock) at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the committee are satisfied. The committee will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

Incentive Awards. Our 2004 Plan authorizes the committee to grant incentive awards, which are rights to receive money or shares on such terms and subject to such conditions as the committee may prescribe. Restricted stock, performance shares and performance units are particular forms of incentive awards but are not the only forms in which they may be made. Incentive awards may also take, for example, the form of cash or stock bonuses.

Change in Control. Our 2004 Plan authorizes the committee to grant options and SARs that become exercisable, and any award under the Plan that becomes non-forfeitable, fully earned and payable, if we have a “change in control,” and to provide for money to be paid in settlement of any award under the 2004 Plan in such event. Additionally, if we have a change of control, the committee may authorize the exercise of outstanding nonvested appreciation rights, make any award outstanding under the 2004 Plan non-forfeitable, fully earned and payable, or require the automatic exercise for cash of all outstanding stock appreciation rights.

In general, under the 2004 Plan, a “change in control” will be deemed to occur if any person or group of persons acting in concert becomes the beneficial owner of more than 40% of our common stock; a majority of our board changes over any period of two years or less without the approval of a majority of the directors serving at the beginning of such period; there is consummated a merger or consolidation with any other corporation , or the shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale of assets or plan of complete liquidation following which our shareholders before the transaction will not own at least 60% of our voting power or assets.

Transfers of Awards. Our 2004 Plan does not allow for the transfer of awards, except for transfers by will or the laws of descent and distribution or to such other persons designated by a participant to receive the award upon the participant’s death, or except as may otherwise be authorized by the committee for any award other than an ISO.

Amendment of Plan. Subject to any applicable shareholder approval requirements of Delaware or federal law, any rules or listing standards that apply to our Company, or the Code, the 2004 Plan may be amended by the board of directors at any time and in any respect, including without limitation to permit or facilitate qualification of options previously granted or to be granted in the future (1) as incentive stock options under the Code, or (2) for such other special tax treatment as may be enacted on or after the date on which the 2004 Plan is approved by the board. Without shareholder approval however, no amendment may increase the aggregate number of shares which may be issued under the 2004 Plan, or may permit the exercise price of outstanding options or SARs to be reduced, subject to limited exceptions. No amendment of the 2004 Plan may adversely affect any award granted prior to the date of such amendment or termination without the written consent of the holder of such award.

Summary of Federal Income Tax Consequences under the 2004 Plan

The following is a general summary as of the date of this proxy statement of the material U.S. federal income tax consequences to AngioDynamics and participants in the 2004 Plan with respect to awards granted under the 2004 Plan. This summary is based upon the Code, Treasury Regulations, administrative pronouncements and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). The specific tax consequences for any participant will depend upon his or her individual circumstances. This summary does not address state, local or foreign tax consequences to AngioDynamics or participants in the 2004 Plan.

Tax Treatment of the Participants

Options.

ISOs. Subject to the discussion of the alternative minimum tax (“AMT”) below, a participant will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO, provided that the participant is an employee when the ISO is granted and did not cease being an employee for more than three months prior to exercise of the ISO. If a participant holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period” ), then the participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares in an amount equal to the difference between the amount realized upon such disposition and the exercise price of the ISOs.

If a participant disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, to the extent of the difference between the ISO exercise price and the fair market value of the ISO Shares on the date of exercise, will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain if the ISO Shares were held by the participant for at least one year.

The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax (“AMT”). The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options. A participant will not recognize any taxable income at the time a nonqualified stock option, or NQSO, is granted. However, upon exercise of a NQSO, a participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the NQSO’s exercise price. The included amount must be treated as ordinary income by the participant and will be subject to income tax withholding by us if the participant is an employee. Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will be long-term capital gain if the participant has held the shares for at least one year.

Stock Appreciation Rights. A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by us if the participant is an employee.

Restricted Stock and Restricted Stock Units. A participant receiving restricted shares for services recognizes taxable income when the shares become vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by us if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of exercise. This gain will be long-term capital gain if the participant has held the shares for at least one year.

A participant can file an election with the IRS (an “83(b) Election”), not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the participant and may be subject to income tax withholding by us. Income is not again required to be included upon the lapse of the restrictions. Upon disposition of the shares by a participant, the participant will recognize capital gain or loss in an amount equal to the difference between the amount received on disposition and the fair market value of the shares on the date of grant. This gain will be long-term capital gain if the 83(b) Election was made at least one year prior to the disposition.

A participant receiving a restricted stock unit will recognize ordinary income in an amount equal to the money or the fair market value of the shares received at the time of their receipt. If the participant does not receive all of the shares covered by the restricted stock unit on the date of grant, the participant may be eligible to make an 83(b) Election as described above.

Performance Units and Performance Shares. Performance Units and Performance Shares will be treated in the same manner as Restricted Stock and Restricted Stock Units described above.

Code Section 409A. Section 409A of the Code, added to the Code on October 24, 2004, imposes significant new restrictions on a range of nonqualified deferred compensation plans, along with a penalty on a participant receiving compensation under a plan that does not meet the requirements of 409A.

The definition of a nonqualified deferred compensation plan is broad and would include the 2004 Plan. Certain compensation under the 2004 Plan, however, would not be subject to section 409A, such as:

•	options where the exercise price is at least equal to fair market value on the date of grant; and

•	transfers of property subject to Code section 83 (other than option grants) (e.g., where income is taxed at time of vesting or where the participant makes an 83(b) Election).

Amounts deferred under a nonqualified deferred compensation plan that do not comply with section 409A are includable in a participant’s gross income and taxable immediately to the extent that such amounts are not subject to a substantial risk of forfeiture (e.g. , the participant is vested in the deferred amounts.) Amounts deferred under a nonqualified deferred compensation plan before January 1, 2005, are generally not subject to the requirements of section 409A. However, amounts deferred under a nonqualified deferred compensation plan that is materially modified after October 3, 2004, and amounts deferred but not vested prior to January 1, 2005, are subject to section 409A. An increase in the number of shares authorized under the 2004 Plan should not constitute a material modification.

Maximum Tax Rates for Non-corporate Taxpayers. The maximum federal tax rate for noncorporate taxpayers applicable to ordinary income is 35%. Long-term capital gain for noncorporate taxpayers on capital assets (which include stock) held for more than one year will be taxed at a maximum rate of 15%. Capital gains may be offset by capital losses, and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of AngioDynamics

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Code section 162(m), we generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2004 Plan.

ERISA Information

The 2004 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Recommendation of the Board of Directors

The board of directors recommends a vote “FOR” the proposal to amend the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan.

PROPOSAL 4—SECTION 162(M) APPROVAL OF THE PERFORMANCE OBJECTIVES UNDER THE

ANGIODYNAMICS, INC. 2004 STOCK AND INCENTIVE AWARD PLAN

We are asking our stockholders to approve the performance objectives under our 2004 Stock and Incentive Award Plan in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits the amount of compensation paid to certain senior executive officers that public companies may deduct to $1 million for each such senior executive officer in any fiscal year. Certain performance-based compensation is exempt from the deduction limit if it meets the requirements of Section 162(m). The 2004 Plan is intended to permit awards granted thereunder to qualify for exemption from the deduction limit to the extent that the compensation is recognized by the employee as ordinary income and provided that the awards meet the Section 162(m) performance-based requirements. One of these requirements under Section 162(m) is that the material terms of the performance objectives under which the compensation is to be paid must be approved by our stockholders. For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance objective is based, and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance objective is attained.

This Proposal does not seek any amendment of the existing performance objectives contained within the 2004 Plan. Rather, this Proposal is being presented to stockholders solely to comply with the periodic approval requirements of Section 162(m) described above.

The discussion of this proposal is qualified in its entirety by reference to the full text of the 2004 Plan, which is included as Appendix B to this proxy statement. Under the 2004 Plan, the company may issue to service providers performance-based awards, which entitle the service provider to a cash and/or equity payout based upon achievement of certain performance criteria. The Compensation Committee establishes the exact performance criteria and the performance period applicable to a performance-based award. The Compensation Committee also determines whether the payout will be in cash, an equity-based award or some combination of cash and equity awards. Performance criteria under the 2004 Plan include a number of measurable criteria that can be tied to the success of the company.

The section above in this proxy statement under Proposal 3 entitled “Amendment to the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan,” is incorporated in this Proposal 4 by reference and provides additional information about the 2004 Plan, including the individuals eligible to receive awards under the 2004 Plan.

Under the 2004 Plan, the performance goal applicable to any award (other than an appreciation-only award) that the Compensation Committee intends to qualify as performance-based compensation will be based on earnings per share, total shareholder return, or any one or more of the following performance measures on a consolidated company, business unit or divisional level, or by product or product line, as the Compensation Committee may specify: net sales, net income, operating income, return on equity, return on capital, or cash flow. The Compensation Committee will select the performance measure or measures on which the performance goal applicable to any such award will be based and will establish the levels of performance at which such award is to be earned in whole or in part. Any such performance measure or combination of such performance measures may apply to the service provider’s award in its entirety or to any designated portion or portions of the award, as the Compensation Committee may specify. The foregoing performance measures will be determined in accordance with generally accepted accounting principles (“GAAPs”) to the extent that GAAPs define such performance measures, and otherwise will be determined in accordance with any customary and reasonable definition the Compensation Committee approves. However, notwithstanding the preceding sentence, unless the Compensation Committee determines otherwise prior to payment of an award, and subject to any exercise of “negative discretion” by the Compensation Committee, extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (by way of example, without limitation, effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; effects of acquisitions and acquisition expenses; and effects of divestitures and divestiture expenses, any of which affect any performance goal applicable to such award (including, without limitation, earnings per share but excluding total shareholder return) will be automatically excluded or included in determining the extent to which the performance goal has been achieved, whichever will produce the higher award.

If stockholders do not approve this Proposal 4, the company may be required to seek approval again at the 2012 annual stockholders meeting and, if shareholder approval is not obtained as required by Section 162(m), future awards under the 2004 Plan may not satisfy the requirements of Section 162(m) and may not be eligible for deductibility by the company.

Recommendation of the Board of Directors

The board of directors recommends a vote “FOR” the proposal to approve the performance objectives under the AngioDynamics, Inc. 2004 Stock and Incentive Award Plan in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code.

PROPOSAL 5—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The primary objective of our overall executive compensation program is to provide balanced, comprehensive and competitive rewards for the short- and long-term in a cost-effective manner to the company. We have designed our executive compensation program to incentivize achievement of earnings, sales and other financial metrics that we believe deliver value to our shareholders, drive operational results and promote high levels of individual performance. Our compensation program provides a combination of fixed and variable pay with an emphasis on at-risk compensation linked to performance goals. We believe that compensation levels in the medical device industry are dynamic and very competitive as a result of the need to attract and retain qualified executives with the necessary skills and experience to keep up with the complex regulatory environment in which we operate and to understand the rapidly changing medical technology in our industry. We believe that our current executive compensation program achieves our objectives effectively.

Shareholders are urged to read the Compensation Discussion and Analysis set forth in this proxy statement, which discusses how our compensation policies and procedures reflect our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our five most highly-compensated executive officers in fiscal year 2011.

In accordance with the recent changes to Section 14A of the Exchange Act, as amended, which were made pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, and as a matter of good corporate governance, shareholders will be asked at the 2011 Annual Meeting of Shareholders to approve the following advisory resolution:

Adoption of Proposal No. 5

RESOLVED, that the shareholders of AngioDynamics, Inc. approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the related disclosure contained in this proxy statement.

This advisory vote is not binding. Although non-binding, the Compensation Committee will consider the outcome of the advisory vote when making future decisions regarding our executive compensation programs.

Recommendation of the Board of Directors

The board of directors recommends a vote “FOR” the approval of the compensation of our named executive officers.

PROPOSAL 6—ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

In accordance with recently adopted Section 14A of the Exchange Act, we are providing a shareholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal Number Five above) this year and will do so at least once every three years thereafter. Pursuant to recently adopted Section 14A of the Exchange Act, at the 2011 annual shareholders meeting, we are also asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board recommends that future shareholder “say-on-pay” advisory votes on executive compensation be conducted every year. We believe that this frequency is appropriate for several reasons. An advisory vote on executive compensation held every year would best enable our shareholders to timely express their views on the company’s executive compensation program and enable the Board and the Compensation Committee to determine current shareholder sentiment. While our executive compensation programs are designed to promote long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. An annual advisory vote on executive compensation will provide the company with more direct and immediate feedback on our compensation disclosures.

Although the Board recommends a “say-on-pay” vote every year, shareholders will be able to specify one of the following four frequency choices for this proposal on the proxy card: every year, every two years, every three years or abstain from voting. Shareholders are not voting to approve or disapprove of the Board’s recommendation.

Although this advisory vote regarding the frequency of say-on-pay votes is non-binding on the Board, the Board and the Compensation and Human Resources Committee will review the voting results and take them into consideration when deciding how often to conduct future say-on-pay shareholder advisory votes. In addition, in the event the company makes a material change to its executive compensation policies affecting named executive officers and a say-on-pay vote is not otherwise scheduled for the first year to which such change will be disclosed in the proxy statement, then the company intends to accelerate the say-on-pay voting schedule and conduct a say-on-pay vote for that year. The Board will disclose its position on the frequency of future advisory votes on executive compensation in the investor relations section of our website at www.angiodynamics.com.

Unless otherwise instructed, the proxies will vote “FOR” the every-year frequency alternative.

Recommendation of the Board of Directors

The board of directors recommends a vote “FOR” an advisory vote on the compensation of our named executive officers to be held every year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There were no related party transactions during our fiscal year ended May  31, 2011.

Policy on Related Party Transactions

On July 27, 2007, the Board of Directors approved a Related Person Transaction Policy. The policy defines “Related Person Transaction” as certain transactions, arrangements or relationships in which the company participates, the amount exceeds $50,000 and certain related persons have a material interest. Under the policy, any potential Related Person Transaction, including for example the purchase of goods or services, guarantees of indebtedness or employment, must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit Committee at a subsequent Audit Committee meeting. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account a number of factors, including the related person’s interest and approximate dollar amount of the transaction, as well as, whether the transaction occurred in the ordinary course of business or through a competitive bid process. On an annual basis, the Audit Committee will review and assess ongoing Related Person Transactions to determine whether the relationships remain appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 31, 2011, all of our executive officers, directors and 10% shareholders complied with all Section 16 filing requirements, except that Stephen J. McGill filed one late Form 4.

ANNUAL REPORT

Any AngioDynamics shareholder may obtain without charge additional copies of our annual report on Form 10-K for the fiscal year ended May 31, 2011 (without exhibits), as filed with the Securities and Exchange Commission, by writing to:

Chief Financial Officer

AngioDynamics, Inc.

14 Plaza Drive

Latham, New York 12110

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Annual Meeting of Shareholders. To be eligible for inclusion in our 2012 proxy statement, your proposal must be received by us no later than May 6, 2012 and must otherwise comply with Rule 14a-8. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an Annual Meeting of Shareholders, including nominations for directors, and not included in our proxy statement. If you would like to nominate a director or bring any other business before the shareholders at the fiscal 2012 Annual Meeting, you must comply with the procedures contained in the Bylaws and you must notify us in writing, and such notice must be delivered to or received by our Secretary no earlier than June 20, 2012 and no later than July 20, 2012. However, if the fiscal 2012 Annual Meeting is called for a date that is not within 25 days before or after October 17, 2012, notice must be received by our Secretary no later than the close of business on the 10th day following the day on which notice of the fiscal 2012 Annual Meeting was mailed to stockholders or public disclosure of the date of the fiscal 2012 Annual Meeting was made, whichever first occurs.

You may write to our Secretary at our principal executive office, 14 Plaza Drive, Latham, New York 12110, to deliver the notices discussed above and to request a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominations of directors.

OTHER MATTERS

As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

APPENDIX A

ANGIODYNAMICS, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	PURPOSE

The function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of AngioDynamics, Inc. (the “Corporation”) is to:

A.	Assist the Board in its oversight of (i) the integrity of the Corporation’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process, (ii) the Corporation’s compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent auditors’ quarterly reviews, qualifications and independence, and (iv) the performance of the Corporation’s internal audit.

B.	Provide an open avenue of communication for management, internal audit, the independent auditors and the Board.

II.	COMPOSITION

A.	The Committee shall consist of no fewer than three members of the Board, all of whom shall be appointed by the Nominating and Corporate Governance Committee. The members of the Committee shall each have been determined by the Board to be “independent” under the NASDAQ Marketplace Rules (the “NASDAQ Rules”) and under the Sarbanes-Oxley Act of 2002 (the “2002 Act”).

B.	In selecting the members of the Committee, the Board shall also determine (i) that each member is able to read and understand fundamental financial statements, (ii) that at least one member has “past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background resulting in financial sophistication, as the Company’s board interprets such qualification in its business judgment,” and “accounting or related financial experience,” in each case in accordance with the NASDAQ Rules, and (iii) to the extent required by the applicable SEC rules, that at least one member of the Committee is an “audit committee financial expert” as defined by the SEC and is financially sophisticated in accordance with the NASDAQ Rules.

C.	Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.

D.	No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Corporation’s annual proxy statement.

III.	MEETINGS

A.	The Committee shall meet at least four (4) times annually and each time the Company proposes to issue a press release with its quarterly or annual earnings information and will be available to meet more frequently as circumstances require.

B.	The Committee will meet regularly with management, including the CEO, CFO, Internal Audit Director and the independent auditors in private sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.

C.	The Committee shall appoint its chairperson, after consultation with the Board.

D.	The Committee may invite such members of management, auditors and other persons to its meetings as it may deem desirable or appropriate. The Committee’s chairperson shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

IV.	RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. The Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that it deems appropriate. The Committee shall have the authority to retain outside legal, accounting or other advisors for this or any other purpose, including the authority to approve the fees payable to such advisors and any other terms or retention. The Committee shall be given full access to the Company’s internal audit group, management, personnel and independent auditors as necessary to carry out these responsibilities.

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1.	Review with management and the independent auditors, prior to public dissemination, the Company’s annual audited financial statements and any quarterly financial statements and reports, including the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by PCAOB AU 380, “Communication with Audit Committees”;

2.	Review and discuss with management and the independent auditors the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

3.	Inquire of the CEO and CFO regarding the “quality of earnings” of the Company from a subjective and objective standpoint;

4.	Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Company’s by-laws or other organizational documents and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the Securities and Exchange Commission.

Independent Auditors

1.	Retain (and terminate, as the case may be) the Company’s independent auditors (subject to shareholder ratification) and approve all audit engagement fees and terms;

2.	Oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work;

3.	Review with the independent auditor, the CFO, the controller of the Company and the Director of Internal Audit, the audit scope and plans of the internal auditors and independent auditors. Address the coordination of efforts to assure the completeness of coverage, reduction of redundant effort and the collective use of audit resources.

4.	Review all material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5.	Approve, in advance, any audit and any permissible non-audit engagement or relationship between the Company and the independent auditors;

6.	Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

•

Obtain and review a report by the Company’s independent auditors describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company (so as to enable the assessment of the independent auditors’ independence);

•

Ensure that the independent auditors have a process to rotate the lead audit partner and reviewing partner on at least that schedule required by the Securities and Exchange Commission, the Public Company Accounting Oversight Board or any other applicable authority. As part of its review, the Committee shall confirm with any independent auditors retained to provide audit services in any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company, for more than five fiscal years;

•	Take into account the opinions of management and the Company’s internal auditors (or of other personnel responsible for the internal audit function); and

•

Receive from the independent auditors such written statements as required by PCAOB Rule 3526 or any other applicable rules, and recommend to the Board and/or management such actions it deems appropriate to ensure the independence of the external auditors.

7.	Review with the independent auditors any audit problems or difficulties and management’s response.

8.	Set clear hiring policies to be implemented by the Company for employees or former employees of the independent auditors to ensure the independence of the Company’s outside auditors is not compromised under the rules of the Securities and Exchange Commission.

9.	Ensure that the Company provides for appropriate funding, as determined by the audit committee, for payment of: (i) Compensation to any independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer; (ii) Compensation to any advisors employed by the audit committee; and (iii) Ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

Financial Reporting Process and Controls

1.	Review, in consultation with the independent auditors and the internal auditors, the integrity of the Company’s internal and external financial reporting processes and controls. In this regard, the Committee should obtain and discuss with management and the independent auditors all reports from management and the independent auditors regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (iv) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Company’s management;

2.	Review periodically with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on the financial statements of the Company;

3.	Establish regular system of reporting to the Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to requested information;

4.	Review any significant disagreement between management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements and management’s response to such matters; and

5.	Review and discuss with the independent auditors the responsibilities, budget and staffing of the Company’s internal audit function.

6.	Discuss the risk of fraud with management, internal audit, and the independent auditors and the implementation of fraud controls.

7.	Discuss significant/complex/unusual transactions with management and the independent auditors.

Legal/Compliance/General

1.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements or operations;

2.	Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

3.	Oversee the Company’s compliance program and adherence to its Code of Business Ethics. This shall include a review and investigation of any matters pertaining to the integrity of management, including conflicts of interest;

4.	Establish procedures for the Company’s Whistleblower policy including: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

5.	Ensure the Company maintains (either as an internal function or as an outsourced service) an internal audit function.

6.	Review with management and the Director of Internal Audit (i) significant findings on internal audit during the year and management’s response thereto, (ii) any difficulty the internal audit team encountered in the course of their audits, including any restrictions on scope of their work or access to required information (iii) the internal audit department budget and staffing (iv) the internal audit department charter and (v) internal audit’s compliance with the Institute of Internal Auditing Standards for the Professional Practice of Internal Auditing.

7.	The committee reviews and approves all related party transactions.

Reports

1.	Prepare all reports of it to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the Securities and Exchange Commission;

2.	Report regularly to the Board:

•

with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function;

•	following all meetings of the Committee;

•	with respect to such other matters that are relevant to the Committee’s discharge of its responsibilities; and

3.	Maintain minutes or other records of meetings and activities of the Committee.

4.	Oversee the preparation of an annual report of the Audit Committee as required by the rules of the SEC and the annual affirmation required by the listing exchange, if necessary. Include in the annual Proxy Statement of the Company a report of the Committee in accordance with the SEC proxy rules.

5.	Recommend to the board of directors that the audited financial statements be included in the Company’s SEC filing (Annual Report on Form 10-K).

Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of its performance and its members, including reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable.

Effective October 19, 2010

APPENDIX B

ANGIODYNAMICS, INC.

2004 STOCK AND INCENTIVE AWARD PLAN

(As amended)

1. Purposes. The primary purposes of this Plan are (a) to provide competitive equity incentives that will enable the Company to attract, retain, motivate and reward persons who render services that benefit the Company or other enterprises in which the Company has a significant interest and (b) to align the interests of such persons with the interests of the Company’s shareholders generally.

2. Definitions. Unless otherwise required by the context, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

(a)	“Affiliate” means an affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)	“Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Committee determines the Company has a significant interest, contingent or otherwise. E-Z-EM, Inc. shall be deemed to be an Allied Enterprise while it is an Affiliate of the Company.

(c)	“Appreciation-Only Award” means (i) Options and Stock Appreciation Rights the exercise price of which is equal to at least 100% of Fair Market Value on the date on which the Options or Stock Appreciation Rights are granted, and (ii) Linked Stock Appreciation Rights that are granted as an alternative to the related Option after the date of grant of such Option, the exercise price of which Stock Appreciation Rights is equal to at least 100% of Fair Market Value on the date on which such Option was granted.

(d)	“Award” means an award granted under this Plan in one of the forms provided for in Section 3(a).

(e)	“Beneficiary” means a person or entity (including but not limited to a trust or estate), designated in writing by a Service Provider or other rightful holder of an Award, on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Service Provider’s or other rightful holder’s rights under the Plan shall pass in the event of the death of such Service Provider or other rightful holder. In the event that the person or entity so designated is not living or in existence at the time of the death of the Service Provider or other rightful holder of the Award, or in the event that no such person or entity has been so designated, the “Beneficiary” shall mean the legal representative of the estate of the Service Provider or other rightful holder, or the person or entity to whom the Service Provider’s or other rightful holder’s rights with respect to the Award pass by will or the laws of descent and distribution.

(f)	“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(g)	“Change in Control” means that any of the following events has occurred:

i.	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

ii.

the following individuals cease for any reason to constitute a majority of the number of directors serving on the Board: individuals who, at the beginning of any period of two consecutive years or less (not including any period prior to the Effective Date), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved or recommended; or

iii.	there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 40% or more of the combined voting power of the Company’s then outstanding securities; or

iv.	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the foregoing provisions of this Section 2(g),

(A)	the term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(B)	the term “Effective Date” shall mean the date on which the Plan is effective as provided in Section 11 hereof; and

(C)	the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(h)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions of the Code.

(i)	“Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 12(a) below.

(j)	“Common Stock” means common stock of the Company, par value $.01 per share.

(k)	“Company” means AngioDynamics, Inc., a Delaware corporation, and, except for purposes of determining under Section 2(g) hereof whether or not a Change in Control has occurred, shall include its successors.

(l)	“Dollar-Denominated Awards” means Performance Unit Awards and any other Incentive Award the amount of which is based on a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock). Options and Stock Appreciation Rights are not Dollar-Denominated Awards.

(m)	“Employee” means any person who is employed by the Company or a Subsidiary on a full-time or part-time basis, including an officer or director if he is so employed.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)	“Fair Market Value” on a particular date means as follows:

i.	The mean between the high and low sale prices of a share of Common Stock on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use with regard to the Common Stock or, if on such date the Common Stock is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a share of Common Stock on such date as furnished by a professional market maker making a market in the Common Stock; or

ii.	If in (i) above, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale was so reported.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with Section 422 of the Code and shall mean the value as so determined.

(p)	“General Counsel” means the General Counsel of the Company serving from time to time.

(q)	“Incentive Award” means an amount of money that is paid or a number of shares of Common Stock that are issued, or a right to be paid an amount of money or to be issued a number of shares of Common Stock that is granted, subject to and in accordance with Section 5 and the other applicable provisions of the Plan. The term “Incentive Award” does not include Options or Stock Appreciation Rights.

(r)	“Incentive Stock Option” means an option, including an Option as the context may require, intended to meet the requirements of Section 422 of the Code.

(s)	“Linked Stock Appreciation Rights” means Stock Appreciation Rights that are linked to all or any part of an Option, subject to and in accordance with Section 8(a), 8(b) and the other applicable provisions of the Plan.

(t)	“Non-Statutory Stock Option” means an option, including an Option as the context may require, which is not intended to be an Incentive Stock Option.

(u)	“Option” means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Statutory Stock Options.

(v)	“Performance-Based Compensation” means compensation that satisfies the requirements applicable to “performance-based compensation” under Code Section 162(m)(4)(C).

(w)	“Performance Share Award” means a right granted subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 5.II., 5.II.(d), and 6(e)) to receive a specified number of shares of Common Stock, and/or an amount of money determined by reference to the Fair Market Value of a specified number of shares of Common Stock, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are satisfied.

(x)

“Performance Unit Award” means a right granted subject to and in accordance with Section 5 and the other applicable provisions of the Plan (including, without limitation, Section 5.II., 5.II.(d), and 6(e)) to receive a specified amount of money (other than an amount of money determined by reference to the

Fair Market Value of a specified number of shares of Common Stock), or shares of Common Stock having a Fair Market Value equal to such specified amount of money, at a future time or times if a specified performance goal is attained and any other terms or conditions specified by the Committee are attained.

(y)	“Plan” means the AngioDynamics, Inc. Stock and Incentive Award Plan set forth in these pages, as amended from time to time.

(z)	“Restricted Stock Award” means shares of Common Stock which are issued to a Service Provider in accordance with Section 5.I. and the other applicable provisions of the Plan subject to restrictions and/or forfeiture provisions specified by the Committee that will cease to apply at a future time or times if continued employment conditions and/or other terms and conditions specified by the Committee are satisfied.

(aa)	“Restricted Stock Unit Award” means shares of Common Stock that will be issued to a Service Provider at a future time or times subject to and in accordance with Section 5.I. below and the other applicable provisions of the Plan if continued employment conditions and/or other terms and conditions specified by the Committee are satisfied.

(bb)	“SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

(cc)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

(dd)	“Service Provider” means a person who renders, has rendered or who the Committee expects to render services that benefit or will benefit the Company or a Subsidiary or an Allied Enterprise, in the capacity of employee, director, independent contractor, agent, advisor, consultant, representative or otherwise, and includes but is not limited to (i) Employees, (ii) personal service corporations, limited liability companies and similar entities through which any such person renders, has rendered or is expected to render such services, and (iii) members of the Board who are not Employees.

(ee)	“Stock Appreciation Right” means a right granted subject to and in accordance with Section 8 and the other applicable provisions of the Plan.

(ff)	“Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code.

3. Grants of Awards

(a)	Subject to the provisions of the Plan, the Committee may at any time, and from time to time, grant the following types of awards to any Service Provider:

i.	Incentive Awards, which may but need not be in the form of Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, or Restricted Stock Unit Awards;

ii.	Options; and

iii.	Stock Appreciation Rights.

Any provision above of this Section 3(a) to the contrary notwithstanding, the Committee may grant Incentive Stock Options only to Service Providers who are Employees.

(b)	After an Award has been granted,

i.	the Committee may waive any term or condition thereof that could have been excluded from such Award when it was granted, and

ii.	with the written consent of the affected participant, may amend any Award after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Award when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment.

(c)	The Committee may (but need not) grant any Award linked to another Award, including, without limitation, Options linked to Stock Appreciation Rights. Linked Awards may be granted as either alternatives or supplements to one another. The terms and conditions of any such linked Awards shall be determined by the Committee, subject to the provisions of the Plan.

(d)	No Service Provider shall acquire any rights in or to or with respect to any Award unless and until a written instrument signed by an officer of the Company and setting forth the terms and conditions of such Award is delivered to him and returned to the designated Company representative subscribed by the Service Provider within the time, if any, prescribed therefore by the Committee or its delegate. Any such instrument shall be consistent with this Plan and incorporate it by reference. Subscribing such instrument and returning it to the designated Company representative as aforesaid shall constitute the Service Provider’s irrevocable agreement to and acceptance of the terms and conditions of the Award set forth in such instrument and of the Plan applicable to such Award.

(e)	The Committee may grant Awards that qualify as Performance-Based Compensation, as well as Awards that do not qualify as Performance-Based Compensation. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to permit the Committee to grant Awards that qualify as Performance-Based Compensation as well as Awards that do not so qualify, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

(f)	The Plan is intended to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code, as well as Options and other Awards that do not qualify for such tax treatment. Any provision of the Plan to the contrary notwithstanding, the Plan shall be interpreted, administered and construed to enable the Committee to grant Options that qualify for the tax treatment applicable to incentive stock options under Section 422 of the Code as well as Options and other Awards that do not qualify for such tax treatment, and any provision of the Plan that cannot be so interpreted, administered or construed shall to that extent be disregarded.

4. Stock Subject to this Plan; Award Limits

(a)	Subject to the provisions below of Sections 4(c) and 4(d) and Section 10,

i.	the maximum aggregate number of shares of Common Stock which may be issued pursuant to Awards is 4,750,000 shares of Common Stock. Not more than 80% of such maximum aggregate number of shares may be issued pursuant to Options that are Incentive Stock Options; and

ii.	the maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted during any calendar year to any Employee or other Service Provider is 200,000 shares of Common Stock; and

iii.	the maximum number of shares of Common Stock with respect to which any and all Awards other than Appreciation-Only Awards and Dollar-Denominated Awards may be granted in any one calendar year to any Employee or other Service Provider is 100,000 shares of Common Stock; and

iv.	no Employee or other Service Provider may receive more than $400,000 dollars (or the equivalent thereof in shares of Common Stock, based on Fair Market Value on the date as of which the number of shares is determined) in payment of Dollar-Denominated Awards that are granted to such Employee or other Service Provider in any one calendar year.

If, after any Award is earned or exercised, the issuance or transfer of shares of Common Stock or money is deferred, any amounts equivalent to dividends or other earnings during the deferral period (including shares which may be distributed in payment of any such amounts) shall be disregarded in applying the per Employee or other Service Provider limitations set forth above in clauses (ii), (iii) and (iv) of this Section 4(a). If, in connection with an acquisition of another company or all or part of the assets of another company by the Company or a Subsidiary, or in connection with a merger or other combination of another company with the Company or a Subsidiary, the Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Common Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Company shall be charged against the limitations set forth in this Section 4(a) above.

(b)	Shares which may be issued pursuant to Awards may be authorized but unissued shares of Common Stock, or shares of Common Stock held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued to a Service Provider or other rightful holder of an Award in accordance with the terms and conditions of such Award, be and at all times remain treasury shares of the Company, irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

(c)	Subject to Section 4(e) below, the maximum aggregate number of shares set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued under the Plan; if any shares of Common Stock subject to an Award shall not be issued to a Service Provider and shall cease to be issuable to a Service Provider because of the termination, expiration, forfeiture or cancellation, in whole or in part, of such Award or the settlement of such Award in cash or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company because of a Service Provider’s failure to comply with the terms and conditions of an Award, the shares not so issued, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitations provided for in Section 4(a)(i) above and may again be made subject to Awards.

(d)	Subject to Section 4(e) below, if the purchase price of shares subject to an Option is paid in shares of Common Stock in accordance with the provisions of clause (iv) of Section 7(b) below, or if shares of Common Stock that are issued or issuable pursuant to an Award are withheld by the Company in accordance with Section 13(e) below in full or partial satisfaction of withholding taxes due in respect of the Award or the grant, exercise, vesting, distribution or payment of the Award, the number of shares surrendered to the Company in payment of the purchase price of the shares subject to the Option, or the number of shares that are withheld by the Company in payment of such withholding taxes, shall be added back to the maximum aggregate number of shares which may be issued pursuant to Awards under Section 4(a)(i) above, so that the maximum aggregate number of shares which may be issued pursuant to Awards under Section 4(a)(i) above shall have been charged only for the net number of shares that were issued by the Company pursuant to the Option exercise or the Award.

(e)	If and to the extent that the General Counsel determines that Section 4(c) or Section 4(d) above or Section 8(f) below shall cause the Company or the Plan to fail to satisfy any NASDAQ rules or listing standards that apply to the Company from time to time, or shall prevent Incentive Stock Options granted under the Plan from qualifying as Incentive Stock Options under Code Section 422, then to that extent (and only to that extent) Section 4(c), Section 4(d) or Section 8(f) shall be disregarded.

5. Incentive Awards

I.	Generally. Incentive Awards shall be subject to the following provisions:

(a)	Incentive Awards may be granted in lieu of, or as a supplement to, any other compensation that may have been earned by the Service Provider prior to the date on which the Incentive Award is granted. The amount of an Incentive Award may be based upon (i) a specified number of shares of Common Stock or the Fair Market Value of a specified number of shares of Common Stock, or (ii) an amount not determined by reference to the Fair Market Value of a specified number of shares of Common Stock. Any Incentive Award may be paid in the form of money or shares of Common Stock valued at their Fair Market Value on the payment date, or a combination of money and such shares, as the Committee may provide. Performance Share Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Stock Unit Awards are specific forms of Incentive Awards, but are not the only forms in which Incentive Awards may be made.

(b)	Any shares of Common Stock that are to be issued pursuant to an Incentive Award, and any money to be paid in respect of an Incentive Award, may be issued or paid to the Service Provider at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. In the event that any such issuance or payment shall not be made to the Service Provider at the time an Incentive Award is granted, the Committee may but need not provide that, until such shares are issued or money is paid in respect of the Award or until the Award is forfeited, and subject to such terms and conditions as the Committee may impose, the Award shall earn amounts equivalent to interest, dividends or another investment return specified by the Committee, which amounts may be paid as earned or deferred and reinvested, and which amounts may be paid either in money or shares of Common Stock, all as the Committee may provide.

(c)	Incentive Awards shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued pursuant thereto in designated circumstances, as the Committee may determine; provided, however, that upon the issuance of shares pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. In the case of a Restricted Stock Award, the recipient shall pay the par value of the shares to be issued pursuant to the Award unless such payment is not required by applicable law.

II.	Performance Share Awards and Performance Unit Awards

(a)	Subject to the terms and conditions of the Plan, the Committee may grant any Service Provider a Performance Share Award and/or a Performance Unit Award. The Committee may but need not provide that a specified portion of the Performance Share Award or Performance Unit Award will be earned if the specified performance goal applicable to the Award is partially attained.

(b)	Subject to Section 6(b) below, the specified performance goal applicable to a Performance Share Award or Performance Unit Award may but need not consist, without limitation, of any one or more of the following: completion of a specified period of employment with or other service that benefits the Company or a Subsidiary or an Allied Enterprise, achievement of financial or operational goals, and/or the occurrence of a specified circumstance or event. The performance goal applicable to Performance Share Awards and Performance Unit Awards, and the other terms and conditions of such awards need not be the same for each award or each Service Provider to whom an award is granted. A Service Provider may (but need not) be granted Performance Share Awards and Performance Unit Awards each year, and the performance period applicable to any such Award may overlap with one or more years included in the performance period applicable to any earlier- or later-granted Award. Subject to Section 6(d) below, the Committee may retain discretion to adjust the determinations of the degree of attainment of the performance objectives applicable to Performance Share Awards and Performance Unit Awards.

(c)	Subject to Section 6(e) below, the Committee may but need not provide that, if the Service Provider’s death or disability or another circumstance or event specified by the Committee occurs before the performance goal applicable to a Performance Share Award or Performance Unit Award is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Share Award or Performance Unit Award will be earned in whole or in part (as the Committee may specify).

(d)	The Committee may but need not provide for a Service Provider’s Performance Share Award or Performance Unit Award to be forfeited in whole or in part if such Participant’s employment by or other service that benefits the Company, a Subsidiary or an Allied Enterprise terminates for any reason before shares are issued or money is paid (as applicable) in full settlement of such Performance Share Award or Performance Unit Award.

(e)	Except as otherwise provided in the instrument evidencing a Performance Share Award or Performance Unit Award, Performance Share Awards and Performance Unit Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a Beneficiary.

6. Performance Measures and Other Provisions Applicable to Performance-Based Compensation Awards

(a)	Awards that the Committee intends to qualify as Performance-Based Compensation shall be granted and administered in a manner that will enable such Awards to qualify as Performance-Based Compensation.

(b)	The performance goal applicable to any Award (other than an Appreciation-Only Award) that the Committee intends to qualify as Performance-Based Compensation shall be based on earnings per share, total shareholder return, or any one or more of the following performance measures on a consolidated Company, business unit or divisional level, or by product or product line, as the Committee may specify: net sales, net income, operating income, return on equity, return on capital, or cash flow. The Committee shall select the performance measure or measures on which the performance goal applicable to any such Award shall be based and shall establish the levels of performance at which such Award is to be earned in whole or in part. Any such performance measure or combination of such performance measures may apply to the Service Provider’s Award in its entirety or to any designated portion or portions of the Award, as the Committee may specify. The foregoing performance measures shall be determined in accordance with generally accepted accounting principles (“GAAPs”) to the extent that GAAPs define such performance measures, and otherwise shall be determined in accordance with any customary and reasonable definition the Committee approves. However, notwithstanding the preceding sentence, unless the Committee determines otherwise prior to payment of an Award to which this Section 6(b) applies, and subject to any exercise of “negative discretion” by the Committee, extraordinary, unusual or non-recurring items; discontinued operations; effects of accounting changes; effects of currency fluctuations; effects of financing activities (by way of example, without limitation, effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; effects of acquisitions and acquisition expenses; and effects of divestitures and divestiture expenses, any of which affect any performance goal applicable to such Award (including, without limitation, earnings per share but excluding total shareholder return) shall be automatically excluded or included in determining the extent to which the performance goal has been achieved, whichever will produce the higher Award.

(c)	Any provision of the Plan to the contrary notwithstanding, but subject to Section 6(e), Section 9 and Section 10 below, Awards to which Section 6(b) above applies shall (i) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2) or its successor) over a period of one year or longer, which performance goals shall be based upon one or more of the performance measures set forth in Section 6(b) above, and (ii) be subject to such other terms and conditions as the Committee may impose.

(d)	The terms of the performance goal applicable to any Award to which Section 6(b) above applies shall preclude discretion to increase the amount of compensation that would otherwise be due upon attainment of the goal.

(e)	An Award to which Section 6(b) above applies may be earned in whole or in part if the Service Provider’s death or disability or a Change in Control or another circumstance or event specified by the Committee occurs before the performance goal applicable to the Award is attained, and irrespective of whether the performance goal applicable to the Award is thereafter attained, but only if and to the extent that (i) the Committee so provides with respect to such Award, and (ii) the Award will nevertheless qualify as Performance-Based Compensation if the performance goal applicable to such Award is attained and the Service Provider’s death or disability, a Change in Control or any such other circumstance or event specified by the Committee does not occur.

7. Options. Options shall be subject to the following provisions and such other terms and conditions, consistent with the following provisions, as the Committee may provide in the instrument evidencing the Options:

(a)	Subject to the provisions of Section 10, the purchase price per share shall be, in the case of an Incentive Stock Option, not less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted) and, in the case of a Non-Statutory Stock Option, not less than the par value of a share of Common Stock on the date the Non-Statutory Stock Option is granted. Subject to the foregoing limitations, the purchase price per share may, if the Committee so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Committee.

(b)	The purchase price of shares subject to an Option may be paid in whole or in part (i) in money, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) if so provided in the Option and subject to Section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) if so provided in the Option and subject to such terms and conditions as may be specified in the Option, in shares of Common Stock which have been owned by the optionee for at least six months or which were acquired on the open market and which are surrendered to the Company actually or by attestation. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise.

(c)

Options may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, a Subsidiary or an Allied Enterprise, as the Committee may determine when the Option is granted. The consideration for the grant of options may consist of the discharge of an obligation of the Company or an Affiliate. Subject to the foregoing and the other provisions of this Section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, an Option may (but need not) provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more performance objectives specified therein, or that it will become exercisable only if one or more performance goals specified therein are achieved. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the instrument evidencing the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

(d)	Subject to Section 13(a) below, each Option shall be exercisable during the life of the optionee only by him or his guardian or legal representative, and after death only by his Beneficiary. Notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the tenth anniversary of the date on which the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. If an Option is granted for a term of less than ten years, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than on the tenth anniversary of the date on which the Option was granted, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 7(d), the Committee may but need not provide for an Option to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.

(e)	An Option may, but need not, be an Incentive Stock Option; provided that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 unless the Code is amended to allow a higher dollar amount.

(f)	Shares purchased pursuant to the exercise of an Option shall be issued to the person exercising the Option as soon as practicable after the Option is properly exercised. However, the Committee may (but need not) permit the person exercising an Option to elect to defer the issuance of shares purchased pursuant to the exercise of the Option on such terms and subject to such conditions and for such periods of time as the Committee may in its discretion provide. In the event of such deferral, the Committee may (but need not) pay the person who exercised the Option amounts equivalent to any dividends paid on or reinvested in such shares during the deferral period. Such amounts may be paid in cash or shares, as the Committee may provide.

(g)	The Committee shall not have the authority to reduce the exercise price of outstanding Options, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).

(h)	No Employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4) or a successor thereto) during the six months after the Employee’s receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code Sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the General Counsel determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

(i)	No option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

(j)	An Option shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of shares with respect to which the Option is being exercised, is received by the designated representative of the Company on a properly completed form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms authorized in the instrument evidencing such Option and described in Section 7(b) above for the number of shares to be purchased. No Option may at any time be exercised with respect to a fractional share unless the instrument evidencing such Option expressly provides otherwise.

8. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the Plan, as shall from time to time be determined by the Committee and to the following terms and conditions:

(a)	Stock Appreciation Rights that are granted under the Plan may be linked to all or any part of an Option (“Linked Stock Appreciation Rights”), or may be granted without any linkage to an Option (“Free-Standing Stock Appreciation Rights”). Linked Stock Appreciation Rights may be granted on the date of grant of the related Option or on any date thereafter, as the Committee may determine.

(b)	Linked Stock Appreciation Rights may be granted either as an alternative or a supplement to the Option to which they are linked (the “related” Option). Linked Stock Appreciation Rights that are granted as an alternative to the related Option may only be exercised when the related Option is exercisable, and at no time may a number of such Linked Stock Appreciation Rights be exercised that exceeds the number of shares with respect to which the related Option is then exercisable. Upon exercise of Linked Stock Appreciation Rights that are granted as an alternative to an Option, the holder shall be entitled to receive the amount determined pursuant to Section 8(e) below. Exercise of each such Linked Stock Appreciation Right shall cancel the related Option with respect to one share of Common Stock purchasable under the Option. Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall entitle the holder to receive the amount determined pursuant to Section 8(e) below if and when the holder purchases shares under the related Option or at any subsequent time specified in the instrument evidencing such Stock Appreciation Rights.

(c)	Stock Appreciation Rights may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, a Subsidiary or an Allied Enterprise, as the Committee may determine when the Stock Appreciation Rights are granted. The consideration for the grant of Stock Appreciation Rights may consist of the discharge of an obligation of the Company or an Affiliate. Subject to the foregoing and the other provisions of this Section 8, Stock Appreciation Rights may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, Stock Appreciation Rights may (but need not) provide by their terms that they will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more specified performance objectives, or that they will become exercisable only if one or more specified performance goals are achieved. The Committee may at any time accelerate the date on which Stock Appreciation Rights become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Plan or the instrument evidencing the Stock Appreciation Rights, Stock Appreciation Rights, to the extent they become exercisable, may be exercised at any time in whole or in part until they expire or terminate.

(d)	No Free-Standing Stock Appreciation Rights or Linked Stock Appreciation Rights that are granted as a supplement to the related Option shall be exercisable after the tenth anniversary of the date on which the Stock Appreciation Rights were granted, and no Linked Stock Appreciation Rights that are granted as an alternative to the related Option shall be exercisable after the related Option ceases to be exercisable. If the Committee grants Stock Appreciation Rights for a lesser term than that permitted by the preceding sentence, the Committee may, at any time prior to expiration of the Stock Appreciation Rights, extend their term to the maximum term permitted by the preceding sentence, and no additional consideration need be received by the Company in exchange for such extension. Subject to the foregoing provisions of this Section 8(d), the Committee may but need not provide for Stock Appreciation Rights to be exercisable after termination of the Service Provider’s employment or other service for any period and subject to any terms and conditions that the Committee may determine.

(e)

Upon exercise of Stock Appreciation Rights, the holder thereof shall be entitled to receive an amount of money, or a number shares of Common Stock that have a Fair Market Value on the date of exercise of such Stock Appreciation Rights, or a combination of money and shares valued at Fair Market Value on such date, as the Committee may determine, equal to the amount by which the Fair Market Value of a share of Common Stock on the date of such exercise exceeds the Exercise Price (as hereafter defined) of the Stock Appreciation Rights, multiplied by the number of Stock Appreciation Rights exercised; provided that in no event shall a fractional share be issued unless the instrument evidencing such Stock Appreciation Rights expressly provides otherwise. In the case of Linked Stock Appreciation Rights that are granted as an alternative to the related Option, the Exercise Price shall be the price at which shares may be purchased under the related Option. In the case of Linked Stock Appreciation Rights that are granted as a supplement to the related Option, and in the case of Free-Standing Stock Appreciation Rights, the Exercise Price shall be the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights were granted, unless the Committee specified a different price when the Stock Appreciation Rights were granted (which shall not be less than the par value of the Common Stock).

(f)	Subject to Section 4(e) above, (i) the limitations set forth in Section 4(a)(i) above shall be charged only for the number of shares which are actually issued in settlement of Stock Appreciation Rights; and (ii) in the case of an exercise of Linked Stock Appreciation Rights that were granted as an alternative to the related Option, if the number of shares of Common Stock previously charged against such limitations on account of the portion of the Option that is cancelled in connection with such exercise in accordance with Section 8(b) exceeds the number of shares (if any) actually issued pursuant to such exercise, the excess may be added back to the maximum aggregate number of shares available for issuance under the Plan.

(g)	Subject to Section 13(a) below, Stock Appreciation Rights shall be exercisable during the life of the Service Provider only by him or his guardian or legal representative, and after death only by his Beneficiary.

(h)	The Committee shall not have the authority to reduce the exercise price of outstanding Stock Appreciation Rights, except as permitted by Section 10 below (relating to adjustments for changes in capitalization and similar adjustments).

9. Certain Change in Control, Termination of Service, Death and Disability Provisions.

The Committee may at any time, and subject to such terms and conditions as it may impose:

(a)	authorize the holder of an Option or Stock Appreciation Rights to exercise the Option or Stock Appreciation Rights (i) on and after a Change in Control, or (ii) after the termination of the participant’s employment or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, or (iii) after the participant’s death or disability, whether or not the Option or Stock Appreciation Rights would otherwise be or become exercisable on or after any such event, provided that in no event may an Option or Stock Appreciation Rights be exercised after the expiration of their term;

(b)	grant Options and Stock Appreciation Rights, which become exercisable only in the event of a Change in Control;

(c)	provide for Stock Appreciation Rights to be exercised automatically and only for money in the event of a Change in Control;

(d)	authorize any Award to become non-forfeitable, fully earned and payable (i) upon a Change in Control, or (ii) after the termination of the Service Provider’s employment with or other applicable service that benefits the Company or a Subsidiary or an Allied Enterprise, or (iii) after the Service Provider’s death or disability, whether or not the Award would otherwise be or become non-forfeitable, fully earned and payable upon or after any such event;

(e)	grant Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

(f)	provide in advance or at the time of a Change in Control for money to be paid in settlement of any Award in the event of a Change in Control, either at the election of the participant or at the election of the Committee.

10. Adjustment Provisions. In the event that any recapitalization, or reclassification, split-up, reverse split, or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a spin-off or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, (a) the maximum aggregate number and the class of shares or other securities or property that may be issued in accordance with Section 4(a)(i) above pursuant to Awards thereafter granted, (b) the maximum number and the class of shares or other securities or property with respect to which Options or Stock Appreciation Rights, or Awards other than Appreciation-Only Awards and Dollar-Denominated Awards, may be granted during any calendar year to any Employee or other Service Provider pursuant to Section 4(a)(ii) or 4(a)(iii) above, (c) the number and the class of shares or other securities or property that may be issued or transferred under outstanding Awards, (d) the purchase price to be paid per share under outstanding and future Awards, and (e) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued pursuant to Awards which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted; provided that with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code.

11. Effective Date and Duration of Plan. The Plan shall be effective on the date on which the shareholders of the Company approve it either (a) at a duly held shareholders’ meeting, or (b) by the written consent of the holders of a majority of the securities of the Company entitled to vote, in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, Awards may be granted within ten years after the date of such approval by shareholders, but not thereafter. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

12. Administration.

(a)	The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall satisfy any director independence requirements then applicable to service on such committee under any NASDAQ rules or listing standards that apply to the Company at such time. Unless the Board determines otherwise, such committee shall also be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3), and “non-employee directors” as defined in SEC Rule 16b-3.

(b)

The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power and discretion to interpret, administer and construe the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority and discretion to (i) determine the persons who are Service Providers and select the Service Providers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of shares and/or amount of money to be made subject to each Award, (iv) determine the type of Award to grant, (v) determine the terms and conditions of each Award, including the exercise price, in the case of an Option or Stock Appreciation Rights, and whether specific Awards shall be linked to one another and if so whether they shall be alternative to or supplement one another, (vi) make any adjustments pursuant to Section 10 of the Plan, and (vii) determine whether or not a specific Award is intended to qualify as Performance-Based Compensation. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4). The interpretation by the Committee of the terms and provisions of the Plan and any instrument issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Allied Enterprises, all participants and Service Providers, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

(c)	Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

13. General Provisions.

(a)	No Award, including without limitation any Option or Stock Appreciation Rights, shall be transferable by the Service Provider or other rightful holder of such Award other than by will or the laws of descent and distribution or to a Beneficiary. The preceding sentence and any other provision of the Plan to the contrary notwithstanding, the Committee may (but need not) permit a Service Provider to transfer any Award, other than an Incentive Stock Option or any other Award that is linked to an Incentive Stock Option, during his lifetime to such other persons and such entities and on such terms and subject to such conditions as the Committee may provide in the instrument evidencing such Award.

(b)	Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment or other service of the Company or a Subsidiary or an Allied Enterprise, or shall affect the right of the Company or a Subsidiary or any Allied Enterprise to terminate the employment or other service of any person at any time with or without cause.

(c)	No shares of Common Stock shall be issued or transferred pursuant to an Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements.

(d)	No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock (i) allocated, or (ii) reserved for the purposes of this Plan, or (iii) subject to any Award, except as to such shares of Common Stock, if any, as shall have been issued to him.

(e)	The Company and its Subsidiaries and any Allied Enterprises may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with any Award. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require any withholding tax obligation arising in connection with any Award or the grant, exercise, vesting, distribution or payment of any Award, up to the minimum required federal, state and local withholding taxes, including payroll taxes, to be satisfied in whole or in part, with or without the consent of the Service Provider or other rightful holder of the Award, by having the Company withhold all or any part of the shares of Common Stock that vest or would otherwise be issued or distributed at such time. Any shares so withheld shall be valued at their Fair Market Value on the date of such withholding.

(f)

Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers, employees, consultants or Service Providers generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan. A Service Provider may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company.

(g)	The Company’s obligation to issue shares of Common Stock or to pay money in respect of any Award shall be subject to the condition that such issuance or payment would not impair the Company’s capital or constitute a breach of or cause the Company to be in violation of any covenant, warranty or representation made by the Company in any credit agreement to which the Company is a party before the date of grant of such Award.

(h)	By accepting any benefits under the Plan, each Service Provider, and each person claiming under or through him, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board of Directors and the Committee.

(i)	The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought. A Service Provider’s acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the Service Provider or the Company under or with respect to the Award or the Plan.

(j)	The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

14. Amendment and Termination. Subject to any applicable shareholder approval requirements of Delaware or federal law, NASDAQ rules or listing standards, or the Code, the Plan may be amended by the Board of Directors at any time and in any respect, including without limitation to permit or facilitate qualification of Options theretofore or thereafter granted (a) as Incentive Stock Options under the Code, or (b) for such other special tax treatment as may be enacted on or after the date on which the Plan is approved by the Board, provided that, without shareholder approval, no amendment shall increase the aggregate number of shares which may be issued under the Plan, or shall permit the exercise price of outstanding Options or Stock Appreciation Rights to be reduced, except as permitted by Section 10 hereof. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

14 PLAZA DRIVE LATHAM, NY 12110 ATTN: D. JOSEPH GERSUK	VOTE BY INTERNET - www.proxyvote.com
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that		☐	☐	☐
you vote FOR the following:					_______________

Vote On Directors
1.	Election of Directors

Nominees:

01) Vincent A. Bucci
02) Howard W. Donnelly
03) Joseph M. DeVivo

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5 and that you select “One Year” for proposal 6.						For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2012.					☐	☐	☐

3.	To amend AngioDynamics 2004 Stock and Incentive Award Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,750,000 to 4,750,000.					☐	☐	☐

4.	To approve the performance objectives under the AngioDynamics 2004 Stock and Incentive Award Plan, in accordance with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code.					☐	☐	☐

5.	Say-on-Pay - An advisory vote on the approval of compensation of our named executive officers.					☐	☐	☐

6.	Say-When-on-Pay - An advisory vote to recommend the frequency of shareholder votes on compensation of our named executive officers.					1 Year	2 Year	3 Year
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, mark here.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

Annual Meeting of Stock holders

October 17, 2011 2:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott J. Solano and D. Joseph Gersuk, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANGIODYNAMICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 2:00 pm on 10/17/2011, at the Marriott Marquis, 1535 Broadway, New York, New York 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side